SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Southwestern Energy Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Southwestern Energy Company

2350 N. Sam Houston Parkway East, Suite 300

Houston, Texas 77032

PRELIMINARY NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

ON MAY 25, 2006

THIS IS NOT A PROXY SOLICITATION

The Annual Meeting of Shareholders of Southwestern Energy Company (the “Company”) will be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas, on Thursday, the 25th day of May, 2006, at 11:00 a.m., Central Daylight Time, for the following purposes:

(1)	The election of six (6) directors to serve until the 2007 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

(2)	The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006;

(3)	The approval of the reincorporation of the Company in the State of Delaware;

(4)	The approval of an increase in the number of the Company’s authorized shares of common stock from 220,000,000 shares to 540,000,000 shares, which increase shall also be subject to the approval of the proposal to reincorporate in Delaware; and

(5)	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 24, 2006, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

Under Arkansas law, shareholders are entitled to assert dissenters’ rights under Subchapter 13 of the Arkansas Business Corporation Act of 1987, as amended (the “ABCA”), and obtain payment for the fair value of their shares if the reincorporation proposal is approved and they comply with the provisions of Subchapter 13 of the ABCA. A copy of Subchapter 13 of the ABCA is enclosed herewith.

THIS NOTICE IS PROVIDED PURSUANT TO ARTICLE 12, SECTION 8 OF THE CONSTITUTION OF THE STATE OF ARKANSAS AND ARK. CODE ANN. § 4-27-705. THESE PROVISIONS REQUIRE NOT LESS THAN 60 DAYS AND NOT MORE THAN 75 DAYS NOTICE OF ANY SHAREHOLDERS’ MEETING AT WHICH THE SHAREHOLDERS WILL BE ASKED TO INCREASE THE CAPITAL STOCK. THIS IS NOT A PROXY SOLICITATION. A PROXY STATEMENT AND PROXY CARD WILL BE MAILED AT A LATER DATE TO SHAREHOLDERS OF RECORD AS OF MARCH 24, 2006. NO IMMEDIATE ACTION IS REQUIRED ON YOUR PART IN RESPONSE TO THIS NOTICE.

By Order of the Board of Directors
MARK K. BOLING
Executive Vice President,
General Counsel & Secretary

March 24, 2006

Southwestern Energy Company

2350 N. Sam Houston Parkway East, Suite 300

Houston, Texas 77032

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

ON MAY 25, 2006

The Annual Meeting of Shareholders of Southwestern Energy Company (the “Company”) will be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas, on Thursday, the 25th day of May, 2006, at 11:00 a.m., Central Daylight Time, for the following purposes:

(1)	The election of six (6) directors to serve until the 2007 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

(2)	The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006;

(3)	The approval of the reincorporation of the Company in the State of Delaware;

(4)	The approval of an increase in the number of the Company’s authorized shares of common stock from 220,000,000 shares to 540,000,000 shares, which increase shall also be subject to the approval of the proposal to reincorporate in Delaware; and

(5)	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 24, 2006, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

Under Arkansas law, shareholders are entitled to assert dissenters’ rights under Subchapter 13 of the Arkansas Business Corporation Act of 1987, as amended (the “ABCA”), and obtain payment for the fair value of their shares if the reincorporation proposal is approved and they comply with the provisions of Subchapter 13 of the ABCA. A copy of Subchapter 13 of the ABCA is attached as Annex D to the accompanying proxy statement.

The Company’s 2005 Annual Report, which is not part of the proxy soliciting material, is enclosed.

You are invited to attend the meeting. If you cannot attend, it is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card. As an alternative, you can also vote your shares by telephone or over the Internet.

You may revoke a proxy at any time prior to its exercise by giving written notice to that effect to the Secretary of Southwestern Energy Company or by submission of a later-dated proxy or subsequent Internet or telephonic proxy. If you attend the meeting, you may revoke any proxy previously granted and vote in person.

By Order of the Board of Directors

MARK K. BOLING Executive Vice President, General Counsel & Secretary

March 31, 2006

i

Southwestern Energy Company

PROXY STATEMENT

PROXY QUESTIONS

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Shareholders who own shares of common stock as of March 24, 2006 may vote at the meeting. There were [                ] shares of common stock outstanding on that date. Each share has one vote except with respect to the election of directors. Because you may cumulate your votes in the election of directors, you are entitled to as many votes as equal the number of shares held by you at the close of business on the record date, multiplied by the number of directors elected.

WHEN WERE THE ENCLOSED SOLICITATION MATERIALS FIRST GIVEN TO SHAREHOLDERS?

This Proxy Statement and accompanying proxy are first being sent, or given, to shareholders on or about March 31, 2006.

WHAT AM I VOTING ON, AND WHAT ARE THE BOARD’S RECOMMENDATIONS?

You are voting on the following:

•	the election of six (6) directors;

•	the ratification of PwC as the Company’s independent registered public accounting firm for fiscal year 2006;

•	the approval of the reincorporation of the Company in the State of Delaware; and

•	the approval of the increase in the Company’s authorized number of common shares, which increase shall be subject to the approval of the proposal to reincorporate in Delaware.

The Board recommends a vote “FOR” the election of six (6) directors, “FOR” the ratification of PwC as the Company’s independent registered public accounting firm for 2006, “FOR” the reincorporation of the Company in Delaware and “FOR” the increase in the Company’s authorized common shares.

WHAT CONSTITUTES A QUORUM OF SHAREHOLDERS?

We must have a quorum to conduct the meeting. A quorum is the presence at the Annual Meeting in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast as of the record date. Since there were [                ] shares of common stock outstanding on March 24, 2006, the record date, the quorum for the Annual Meeting requires the presence at the meeting in person or by proxy of shareholders entitled to vote at least [                ] shares. Broker non-votes, abstentions and withhold-authority votes COUNT for purposes of determining a quorum.

HOW MANY VOTES DOES IT TAKE TO ELECT DIRECTORS?

Directors are elected by a plurality of all the votes cast. Because six directors are being elected, this means that the six nominees who receive the highest number of votes will be elected. You may only exercise your cumulative voting rights by submission of a written proxy, voting instruction card, or voting in person at the Annual Meeting. The cumulative voting feature is not available for voting by telephone or the Internet. Withheld votes do not affect the voting calculation.

HOW MANY VOTES DOES IT TAKE TO RATIFY THE APPOINTMENT OF PwC TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2006?

The proposal to ratify the appointment of PwC to serve as the Company’s independent registered public accounting firm for fiscal year 2006 will be approved if a majority of the number of shares represented in person or by proxy vote in favor of its adoption. Abstentions are counted as shares voting on the proposal, thus having the effect as a vote against the proposal. Broker non-votes are not counted as shares voting on this proposal.

HOW MANY VOTES DOES IT TAKE TO APPROVE THE REINCORPORATION OF THE COMPANY IN DELAWARE AND THE INCREASE IN THE COMPANY’S AUTHORIZED NUMBER OF COMMON SHARES?

The reincorporation of the Company in Delaware will be approved if holders of more than 50% of the total number of outstanding shares vote in favor of the proposal. The increase in the Company’s authorized number of common shares will be approved if holders of more than 50% of the total number of outstanding shares vote in favor of both the reincorporation proposal and the proposal to increase the authorized common shares. Abstentions are counted as shares voting against the proposals. Broker non-votes are not counted as shares voting on these proposals, thus having the effect of a vote against the proposals.

HOW DO I VOTE?

You may vote your shares in person at the Annual Meeting or by proxy. Since many of our shareholders are unable to attend the meeting in person, we send proxy cards and offer electronic and telephone voting to all of our shareholders to enable them to direct the voting of their shares.

IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE FOR ME?

If your shares are held by your broker in “street name” and you do not vote your shares by following the instructions provided by your broker, your broker can vote your shares in the election of directors and the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for fiscal year 2006, but your broker may not vote your shares for or against the other proposals set forth above. If you do not provide instructions to your broker on how to vote your shares, and your broker is not permitted to vote on the proposals without instructions from you, then your shares will be counted as “broker non-votes” for those proposals.

WHAT IS A PROXY?

A proxy is a person you appoint to vote on your behalf. When you vote, you will be designating Kenneth R. Mourton and Charles E. Scharlau as your proxies. We solicit proxies so that all common shares may be voted at the Annual Meeting. You must complete and return the enclosed proxy card or vote by phone or Internet to have your shares voted by proxy.

HOW WILL MY PROXY VOTE MY SHARES?

Your proxies will vote according to your instructions. If you complete and return your proxy card but do not indicate your vote on the matters, your proxies will vote “FOR” the six (6) director nominees and “FOR” each additional proposal set out above. Also your proxy card or vote by phone or Internet will give your proxies authority to vote, using their best judgment, on any other business that properly comes before the meeting.

HOW DO I VOTE USING MY PROXY CARD?

There are three steps:

Step 1 a.	Proposal No. 1

Election of a board of six directors to serve until the next Annual Meeting or until their successors are duly elected and qualify.

To vote for a director, you check the box marked “FOR” opposite the name of the director. To withhold your vote from a director, mark the box “WITHHELD” opposite the name of the director.

To exercise cumulative voting (the number of shares owned multiplied by six, the number of directors to be elected) write in how many votes you wish to cast for each director on the line provided. Votes may be cast for a single nominee or distributed among any number of nominees. Cumulative voting rights can be exercised by submission of a written proxy or a voting instruction card, or in person at the Annual Meeting.

b.	Proposal No. 2

Ratification of the appointment of PricewaterhouseCoopers as the independent registered public accounting firm for the Company for fiscal year 2006.

To vote for Proposal No. 2, you check the box marked “FOR.” If you are opposed to the proposal, check the box, “AGAINST.” If you are unsure how to vote, mark the box “ABSTAIN.”

c.	Proposal No. 3

Approval of the reincorporation of the Company in the State of Delaware.

To vote for Proposal No. 3, you check the box marked “FOR.” If you are opposed to the proposal, check the box, “AGAINST.” If you are unsure how to vote, mark the box “ABSTAIN.”

d.	Proposal No. 4

Approval of the increase in the Company’s authorized common shares from 220,000,000 to 540,000,000.

To vote for Proposal No. 4, check the box marked “FOR.” If you are opposed to the proposal, check the box, “AGAINST.” If you are unsure how to vote, mark the box “ABSTAIN.”

Step 2.	Sign and date your proxy card. IF YOU DO NOT SIGN AND DATE YOUR PROXY CARD, YOUR VOTES CANNOT BE COUNTED. EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, EACH SUCH PROXY WILL BE VOTED AS “FOR” ALL PROPOSALS SET OUT ABOVE.

Step 3.	Mail your proxy card in the pre-addressed, postage-paid envelope.

HOW DO I VOTE BY TELEPHONE?

Record holders may submit proxies by following the “Vote-by-Telephone” instructions on their proxy cards. Shareholders who hold shares beneficially in “street name” may vote by telephone by calling the number specified on the voting instruction card provided by their brokers, trustee or nominees. Please check the voting instruction card for telephone voting availability. Note that if you wish to exercise cumulative voting, you must submit a written proxy, a voting instruction card, or vote in person at the Annual Meeting.

HOW DO I VOTE ON THE INTERNET?

Record holders with Internet access may submit proxies by following the “Vote-by-Internet” instructions on their proxy cards. Shareholders who hold shares beneficially in “street name” may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for Internet voting availability. Note that if you wish to exercise cumulative voting, you must submit a written proxy, a voting instruction card, or vote in person at the Annual Meeting.

CAN I VOTE BY PROXY EVEN IF I PLAN TO ATTEND THE ANNUAL MEETING?

Yes. If you vote by proxy, you do not need to fill out a ballot at the Annual Meeting unless you want to change your vote.

WHO IS SOLICITING MY PROXY, HOW IS IT BEING SOLICITED, AND WHO PAYS THE COSTS?

Southwestern Energy Company, on behalf of the Board of Directors, through its officers and employees, is soliciting proxies primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Morrow & Co., Inc., a proxy solicitation firm, will be assisting us for a fee of approximately $15,000 plus out-of-pocket expenses. Southwestern Energy Company pays the cost of soliciting proxies and reimburses brokers and others for forwarding proxy materials to you.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, six (6) directors are to be elected to serve until the next Annual Meeting or until their respective successors are duly elected and qualified. The shares represented by the enclosed proxy will be voted as instructed by the shareholders for the election of the nominees named below. If no direction is made, the proxy will be voted “FOR” the election of all of the nominees named below. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, the shares represented by the enclosed proxy may be voted for such other person as the Board of Directors may recommend. The Company has no knowledge that any nominee will be unavailable for election. Directors are elected by plurality vote.

The Board of Directors, upon the recommendation of the Nominating and Governance Committee, has proposed the nominees set forth below for election as directors. All nominees for director are presently directors of the Company. The remaining current director, John Paul Hammerschmidt, 83, declined to stand for re-election as a director of the Company. Certain information concerning the nominees is set forth below.

Nominees for Election

LEWIS E. EPLEY, JR. – Mr. Epley is an Attorney at Law and a private investor. He is a member of the Arkansas Bar Association and served as President of the Carroll County Bar Association in Arkansas and Special Associate Justice of the Supreme Court of Arkansas. He has served as a director of the Bank of Eureka Springs since 1964, and has been the Vice Chairman of its Board of Directors since 1993. He is a former Chairman and member of the Board of Trustees of the University of Arkansas and a former director and President of the Northwest Arkansas Radiation Therapy Institute (NARTI). He is currently a director and Chairman of the University of Arkansas Foundation, Inc.; and a director of the University of Arkansas Alumni Association. He also formerly served as a member of the NARTI Foundation Board. Mr. Epley is 69 years old and was first elected to the Company’s Board of Directors in 1998.

ROBERT L. HOWARD – Mr. Howard is a retired Vice President of Shell Oil Company. From 1991 to 1995, he was Vice President, Domestic Operations, Exploration and Production of Shell, and President of Shell Western Inc. and Shell Offshore, Inc. In these positions, he was responsible for all domestic exploration and production activities. From 1985-1991, Mr. Howard was President, Shell Offshore Inc., and was responsible for all offshore exploration and production in the Gulf of Mexico, the East Coast, and Florida. During Mr. Howard’s 36 years with Shell, he held various positions within Shell’s exploration and production operations, including General Manager, Exploration and Production, Mid-Continent Division, and General Manager, Exploration and Production, Rocky Mountain Division and Alaska Division. Mr. Howard served as a director of Camco International, Inc. of Houston, Texas, from 1995 until 1998. Mr. Howard served as a director of Ocean Energy,

Inc. from 1996 to April 2003, at which time Ocean Energy, Inc. was acquired by Devon Energy Corp. Since April 2003, Mr. Howard has served as a director of Devon Energy Corp., one of the Company’s competitors. Mr. Howard has also served since 1997 as a director for McDermott International, Inc. of New Orleans, Louisiana. He is 69 years old and first became a director of the Company in 1995.

HAROLD M. KORELL – Mr. Korell is the President, Chief Executive Officer and Chairman of the Board of the Company. Mr. Korell joined Southwestern in 1997 as Executive Vice President and Chief Operating Officer. On May 22, 1998, Mr. Korell was promoted to President and Chief Operating Officer and was named Chief Executive Officer effective January 1, 1999. Mr. Korell was elected Chairman of the Board May 16, 2002. Previously, Mr. Korell was Senior Vice President–Operations of American Exploration Company, Executive Vice President of McCormick Resources, and held various technical and managerial positions during his 17 years with Tenneco Oil Company, including Vice President of Production. Prior to that time, he held various positions with Mobil Corporation. Mr. Korell is 61 years old and first became a director of the Company in 1998.

VELLO A. KUUSKRAA – Mr. Kuuskraa is the President and Chairman of the Board of Advanced Resources International, Inc., a privately held geological and engineering technical services company of Arlington, Virginia. He is internationally recognized for his work in unconventional gas resources, energy economics, supply modeling, and new oil and gas recovery technologies. Mr. Kuuskraa served on the United States Secretary of Energy’s Natural Gas Supply Task Force, was a member of the National Academy of Sciences Study Committee for defining the National Energy Modeling System, and has testified before the Federal Energy Regulatory Commission on the outlook for natural gas supplies. He has published over 100 technical papers, reports and presentations on energy resources and future natural gas supplies. Mr. Kuuskraa is a recognized expert on the technologies of tight gas and shale gas recovery. He is also a recognized expert on the technologies of coalbed methane and enhanced oil recovery and their adaptation for carbon dioxide sequestration. Mr. Kuuskraa is 65 years old and was first elected to the Company’s Board of Directors in 2003.

KENNETH R. MOURTON – Mr. Mourton is an Attorney at Law with the firm of Ball and Mourton, Ltd., PLLC, Fayetteville, Arkansas and is a certified public accountant (inactive). He is the Managing Principal Attorney for this firm. Mr. Mourton also owns and operates several businesses in various states related to beer distribution, lodging, warehousing and travel. He is the Chairman of the Razorback Foundation and is also a Board member of the Arkansas Rural Endowment Fund, a nonprofit corporation created by the State of Arkansas to help lower income, rural Arkansas children obtain college and university educations. Mr. Mourton is 55 years old and was first elected to the Company’s Board of Directors in 1995.

CHARLES E. SCHARLAU – Mr. Scharlau retired as President and Chief Executive Officer of the Company on December 31, 1998. He began his career as the Company’s legal counsel in 1951 and was involved in all facets of the Company’s business for over 47 years. In 1966, he was named Executive Vice President and first elected a director of the Company. In 1972, he was elected President and Chief Executive Officer. Mr. Scharlau is currently of counsel with the law firm of Conner & Winters, LLP and was a consultant to the Company through May 2005. He has been a director of Ablest, Inc., Clearwater, Florida, since 1980; a member and past chairman of the Board of Trustees of the University of Arkansas since 1998; and a member and past chairman of the Executive Committee for the Northwest Arkansas Council since 1999. He is also a director of Arvest Bank, Fayetteville, Arkansas and the Razorback Foundation. Mr. Scharlau is 78 years old.

OUTSIDE DIRECTOR COMPENSATION

Directors who are not employees of the Company received cash compensation as indicated in the table below for fiscal year 2005. Each non-employee director also receives long-term incentive compensation in the form of restricted stock and stock options and the amounts received in 2005 are also set forth in the table. Directors who retire with certain qualifications are appointed to the position of Director Emeritus. A Director Emeritus is paid an annual fee of $2,000 for the remainder of his life and receives the same health care benefits as the Company provides to its full time employees. Charles E. Sanders currently holds the position of Director Emeritus with the Company.

Annual Retainer	Committee Chairman Annual Retainer	Each Board Meeting Attended	Each Telephonic Meeting Attended	Each Compensation, Nominating and Governance, and Retirement Committee Meeting Attended	Each Audit Committee Attended	Restricted Stock Awards (1)(2)	Nonqualified Stock Options (#)(3)
$30,000	$2,000	$1,200	$500	$1,200	$1,250	$26,394	2,750

(1)	On December 13, 2005, each outside Director was granted 770 shares of restricted stock, vesting 25% per year over four years. The value given represents the number of restricted shares times the fair market value of the Company’s stock on the date of grant.

(2)	Each outside Director also received a cash award for the payment of income taxes related to the restricted stock award as follows: Mr. Epley, Mr. Hammerschmidt, and Mr. Scharlau, $18,342; Mr. Howard and Mr. Mourton, $15,139; and Mr. Kuuskraa, $17,734.

(3)	Each outside Director serving as of December 13, 2005, was granted an option to purchase 2,750 shares of the Company’s common stock at $35.94 per share, representing the fair market value of the Company’s common stock on the date of grant. The option grant will vest in equal annual installments over the next three years.

The total annual compensation (i.e. total cash compensation plus long-term incentive compensation) paid to each outside director in 2005 was based upon total compensation received by outside directors at 14 peer group companies as provided by independent compensation consultants and was set at the 70th percentile for 2005 (“Baseline Compensation”). The amount of the long-term incentive compensation payable each year is equal to the difference between (i) Baseline Compensation and (ii) the total cash payable to outside directors for such year. The value of the total long-term incentive compensation payable in 2005 was allocated 50% to stock option awards and 50% to restricted stock awards, with the number of options and shares awarded being determined by reference to the market value of the Company’s stock on the date of the award.

In addition to the compensation noted above, the Company also provided health insurance in 2005 for Messrs. Epley, Mourton and Scharlau in the amounts of $4,362, $2,285 and $5,527, respectively. The Company also provides Mr. Scharlau with the use of an office, computer and telephone.

CORPORATE GOVERNANCE

The Company has long believed that good corporate governance is important to ensure that Southwestern Energy Company is managed for the long-term benefit of its shareholders. The Company periodically reviews its corporate governance policies and practices and compares them to those suggested by various authorities in corporate governance and to the practices of other public companies. The Company also continuously reviews the rules and regulations promulgated under the Sarbanes-Oxley Act of 2002, all new and proposed rules of the Securities and Exchange Commission (the “SEC”) and all new and proposed listing and compliance standards of the New York Stock Exchange (the “NYSE”) in order to ensure compliance with the requirements of these rules, regulations, and listing standards. Available on the Company website, www.swn.com, under the section “Corporate Governance,” are copies of the Company’s:

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Governance Committee Charter

•	Retirement Committee Charter

•	Corporate Governance Guidelines

•	Business Conduct Guidelines

•	Code of Ethics for § 406 Officers

•	Confidential Complaint Procedures for Questionable Accounting Practices

•	Nonretaliation Policy

•	Procedures for Contacting the Board/Presiding Director

Copies of these documents are also available in print free of charge to any shareholder upon request to the Company’s Investor Relations Department. If Proposal No. 3 to reincorporate in Delaware is approved and the Reincorporation is consummated, the corporate governance practices, policies and procedures will not change.

The Board is composed of a majority of directors who qualify as independent directors pursuant to the rules adopted by the SEC applicable to the corporate governance standards for companies listed on the New York Stock Exchange. The Board committee structure includes audit, compensation, and nominating and governance committees consisting entirely of independent directors.

It is the policy of the Board of Directors that a majority of the members of the Board be independent of the Company’s management. For a director to be deemed “independent,” the Board affirmatively determines that the director has no material relationship with the Company or its affiliates (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or its affiliates) or any member of the senior management of the Company or his or her affiliates. Material relationships include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. For making this determination, the Board has adopted a set of director independence standards that are more stringent than the corporate governance standards adopted by the New York Stock Exchange. Under the Board’s independence standards, a director will not be deemed independent if he or she:

•	is, or within the past five years has been, employed by the Company or any of its affiliates;

•	is, or within the past five years has been, affiliated with or employed by a present or former auditor of the Company or any of its affiliates;

•	currently participates, or within the past five years has participated, in an interlocking directorate in which an executive officer of the Company or any of its affiliates serves on the compensation committee of a company that concurrently employs the director;

•	is, or is a director, executive officer, general partner or significant equity holder (i.e., in excess of 10%) of an entity that is, a paid adviser, paid consultant or paid provider of other professional services to the Company, any of its affiliates, any member of senior management or any affiliates of a member of senior management, if the amount of such payments has exceeded $60,000 during the current fiscal year of the Company;

•	is a director, executive officer, general partner or significant equity holder (i.e., in excess of 10%) of a significant purchaser of goods or nonprofessional services from, or supplier of goods or nonprofessional services to, the Company or any of its affiliates;

•	is affiliated with or employed by a tax-exempt entity that receives significant contributions (i.e., more than 3% of the annual contributions received by the entity or more than $100,000 in a single fiscal year, whichever amount is lower) from the Company, any of its affiliates, any member of senior management or any affiliate of a member of senior management; or

•	is a member of the immediate family of any person who would not qualify as independent under the foregoing standards; provided, that employment of an immediate family member of a director in a non-officer position will not preclude the Board from determining that the director is independent.

Applying these standards, the Board has determined that the following majority of directors qualify as independent – Lewis E. Epley, Jr., Robert L. Howard, Vello A. Kuuskraa and Kenneth R. Mourton. Mr. Hammerschmidt, who will cease to be a director following the Annual Meeting, was also determined to qualify as independent. If Proposal No. 3 to reincorporate in Delaware is approved and the Reincorporation is consummated, the Company’s independence standards will not change.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2005 the Board of Directors held six meetings, two of which were telephonic. Each director attended all of the Board meetings and all meetings of committees on which he served. The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Retirement Committee. During 2005, the Audit Committee held four meetings; the Compensation Committee and the Nominating and Governance Committee each held two meetings; and the Retirement Committee held three meetings. If Proposal No. 3 to reincorporate in Delaware is approved and the Reincorporation is consummated, the four standing committees will not change.

Audit Committee – The Audit Committee is composed entirely of non-employee members of the Board, each of whom satisfy the independence requirements for audit committee members under Rule 10A-3 promulgated under the Securities and Exchange Act of 1934 and are “independent” and “financially literate” as defined by NYSE rules. Members of the Audit Committee may not simultaneously serve on the audit committee of more than two (2) other public companies. In addition, the Board of Directors has determined that Mr. Kenneth R. Mourton, Audit Committee Chairman, a certified public accountant (inactive), is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K and is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. The Audit Committee also includes Messrs. Robert L. Howard, and Vello A. Kuuskraa.

The Audit Committee is responsible to the Board for reviewing the accounting and auditing procedures and financial reporting practices of the Company and for the engagement of, and overseeing all audit work conducted by, the independent registered public accounting firm. The Audit Committee is governed by a Charter that has been approved by the Board of Directors. The Audit Committee meets periodically with the Company’s management, internal auditor and independent registered public accounting firm to review the Company’s financial information and systems of internal controls and ensure such parties are properly discharging their responsibilities. The independent registered public accounting firm reports directly to the Audit Committee and that periodically meets with the Audit Committee without management representatives present. The Audit Committee maintains an internal audit function that provides management and the Audit Committee with ongoing assessments of the Company’s risk management processes and system of internal control and periodically meets with the Audit Committee without management representatives present.

Compensation Committee – The Compensation Committee is composed entirely of non-employee members of the Board, each of whom is “independent” as defined by NYSE rules. The Compensation Committee is responsible for establishing officer compensation and discretionary awards under the various incentive plans. The Compensation Committee is governed by a Charter that has been approved by the Board of Directors.

Messrs. Vello A. Kuuskraa, Compensation Committee Chairman, John Paul Hammerschmidt, Robert L. Howard, and Kenneth R. Mourton presently serve on this committee. Following the Annual Meeting, Mr. Hammerschmidt will cease to be a director of the Company and will not be a member of the Compensation Committee.

Nominating and Governance Committee – The Nominating and Governance Committee is composed entirely of non-employee members of the Board, each of whom is “independent” as defined by NYSE rules. The Nominating and Governance Committee considers candidates for nomination for Board positions, including qualified candidates recommended by shareholders, and oversees the Company’s corporate governance matters and practices. The Nominating and Governance Committee is governed by a Charter that has been approved by the Board of Directors. Messrs. Lewis E. Epley, Jr., Nominating and Governance Committee Chairman, Robert L. Howard and Kenneth R. Mourton presently serve on this committee.

Retirement Committee – The Retirement Committee is responsible for administering the Company’s pension and retirement plans and for recommending retirement policy to the Board of Directors. The Retirement Committee is governed by a Charter that has been approved by the Board of Directors. Messrs. Charles E. Scharlau, Retirement Committee Chairman, Lewis E. Epley, Jr., and John Paul Hammerschmidt presently serve on this committee. Following the Annual Meeting, one of our independent directors will replace Mr. Hammerschmidt on the Retirement Committee.

Presiding Director

One of the Company’s non-employee directors serves as the “Presiding Director” of executive sessions of the non-employee directors of the Company. The Presiding Director is appointed by the non-employee directors each year at the Annual Meeting of the Board of Directors, which is generally held in May. The Presiding Director acts as chair of all executive sessions and is responsible for coordinating the activities of the other non-employee directors, including the establishment of the agenda for executive sessions of the non-employee directors, as required by the Company’s Corporate Governance Guidelines and applicable listing standards. The Presiding Director also acts as the liaison director for any informal, confidential communications with the Chief Executive Officer outside of the normal Committee and Board procedures. Mr. Robert L. Howard is the current Presiding Director.

Identifying and Evaluating Nominees for Directors

The Board of Directors is responsible for selecting candidates for Board membership and for extending invitations to join the Board of Directors through the Nominating and Governance Committee. Candidates are selected for their character, judgment, business experience and specific areas of expertise, among other relevant considerations, such as the requirements of applicable law and listing standards. The Board of Directors recognizes the importance of soliciting new candidates for membership on the Board of Directors and that the needs of the Board of Directors, in terms of the relative experience and other qualifications of candidates, may change over time. Candidates for membership on the Board may be provided by any director or shareholder, and the Board may retain professional search firms.

The Nominating and Governance Committee is responsible for screening candidates (in consultation with the Chief Executive Officer), for establishing criteria for nominees and for recommending to the Board a slate of nominees for election to the Board of Directors at the Annual Meeting of Shareholders. After a concurrent review of all candidates by the Committee and the Chief Executive Officer, the Chairman of the Board interviews the potential candidates selected by the Committee and Chief Executive Officer, and reports his conclusions to the Committee, together with a recommendation of final candidates for interview by the members of the Committee. The Nominating and Governance Committee then interviews the final candidates and recommends to the full Board candidates for election based upon the results of the interview. Final approval of any candidate is made by the full Board of Directors.

Selection Criteria for Nominees for Directors

Each member of the Board brings a unique and valuable perspective to the governance of the Company. When these unique skill sets are combined in an environment of interaction and respect, they provide the overall skill set of the Board and provide a strong governance structure. The Company’s Corporate Governance Guidelines, which are available on the Company’s website under “Corporate Governance” at www.swn.com , set forth certain criteria that apply to director candidates. The Nominating and Governance Committee and the Board are guided in general by the following criteria:

•	Each director should be chosen without regard to sex, race, religion or national origin;

•	Each director should be an individual of the highest character and integrity and have the ability to work well with others;

•	Each director should have an inquiring mind, vision and good judgment;

•	Each director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	Each director should possess substantial and significant business experience in specific areas of expertise that would be important to the Company in the performance of the duties of a director;

•	Each director’s skill set should be complementary to the background and experience of other Board members;

•	Each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

•	Each director should have the capacity and desire to represent the balanced, best interests of all shareholders and objectively appraise management performance.

The Nominating and Governance Committee evaluates the qualifications of each director candidate against the foregoing criteria in connection with its recommendation to the Board concerning his or her nomination for election or re-election as a director. The Nominating and Governance Committee, with direct input and advice from the Chief Executive Officer, is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time and periodically reviews and updates the criteria as deemed necessary.

Each director’s continuation on the Board is reviewed at the expiration of his or her term and before that director is reconsidered for election. In connection with its annual recommendation of a slate of nominees, the Nominating and Governance Committee, in consultation with the Chairman of the Board, reviews and assesses the contributions of those directors selected for re-election. At the conclusion of this process, the Chairman of the Nominating and Governance Committee reports the Committee’s conclusions to the full Board.

Shareholder Nominations

The Company’s by-laws permit shareholders to nominate directors for consideration at an annual meeting of shareholders. Such nominations must be made pursuant to timely notice in writing to the Secretary of the Company, Mark K. Boling, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 300, Houston, Texas 77032. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 50 nor more than 75 days prior to the meeting date; provided, however, that in the event that less than 65 days’ notice (45 days’ prior notice if Proposal No. 3 to reincorporate in Delaware is approved) of the meeting date is given to shareholders, notice by the shareholder must be received no later than the close of business on the 15th day following the day on which notice of the meeting date was mailed. The written notice must set forth (a) as to each nominee whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the nominee and (iv) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Company that are beneficially owned by the shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. If the Reincorporation is approved and consummated, the written notice will also be required to set forth as to the stockholder giving notice (i) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which nominations are to be made by such stockholder and (ii) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice.

The policy of the Nominating and Governance Committee is to consider properly submitted shareholder nominations for directors as described above under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations the Nominating and Governance Committee seeks to address the criteria set forth above under “Selection Criteria for Nominees for Directors.”

Communications to Non-Employee Directors

The Board provides a process for shareholders to send communications to the Presiding Director, the non-employee directors as a group or any of the other directors, including the entire Board. Shareholders may send written communications to the non-employee directors, the Presiding Director or any of the other directors to the Secretary of the Company, Mark K. Boling, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 300, Houston, Texas 77032. The Secretary will review, sort and summarize the communications and forward them to the intended recipient(s) on a periodic basis, but no less frequently than every calendar quarter.

Attendance at Annual Meeting

It is the Company’s policy that the directors who are up for election attend the Annual Meeting of Shareholders. Each member of the Company’s Board of Directors attended last year’s Annual Meeting of Shareholders.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm of the Company for 2006. PwC has been the independent registered public accounting firm of the Company since its selection, based upon recommendation of the Audit Committee, on June 20, 2002.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The following table presents aggregate fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for each of the years ended December 31, 2005 and 2004, and fees billed for other services rendered by PwC during those periods:

	2005	2004
Audit Fees (1)	$581,000	$625,500
Audit-Related Fees (2)	46,200	60,105
Tax Fees (3)	21,100	20,250
All Other Fees (4)	11,735	-

Total	$660,035	$705,855

(1)	The Audit fees for the years ended December 31, 2005 and 2004, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company, reviews of the quarterly financial statements, services related to the issuance of comfort letters, consents, and assistance with review of documents filed with the SEC. For 2005, the audit of the consolidated financial statements was integrated with the audit of internal controls.

(2)	The Audit-Related fees for the years ended December 31, 2005 and 2004, were for assurance and related services for employee benefit plan audits, consultations concerning financial accounting and reporting standards and advisory services related to compliance with Section 404 of the Sarbanes-Oxley Act.

(3)	Tax fees for the years ended December 31, 2005 and 2004 were for services related to the review of federal and state tax returns.

(4)	All other fees for 2005 represent the purchase of software from PwC for internal audit management.

The Audit Committee pre-approves all audit services and non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, as required by applicable law or listing standards and subject to the terms of the audit and non-audit services pre-approval policy adopted by the Audit Committee (the “Pre-Approval Policy”). A copy of the Company’s Pre-Approval Policy is attached hereto as Exhibit A. The Committee may delegate authority to one or more of its members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of any such member to grant pre-approvals are consistent with the terms of the Pre-Approval Policy and are presented to the full Committee at its next scheduled meeting.

The Committee receives periodic reports from the independent registered public accounting firm as required by the Independence Standards Board (or any successor body) regarding the auditors’ independence, which is not less frequently than annually. The Committee discusses such reports with the auditors, and if so determined by the Committee, takes appropriate action to satisfy itself of the independence of the auditors. The

Committee reviews the performance of the Company’s independent registered public accounting firm annually. In doing so, the Committee consults with management and the internal auditor and obtains and reviews a report by the independent registered public accounting firm describing (i) their internal quality-control procedures, (ii) material issues raised by their most recent internal quality-control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities for the preceding five years, (iii) the response of the independent registered public accounting firm with respect to any such issues, and (iv) all relationships between the independent registered public accounting firm and the Company. The Committee ensures rotation of the audit partners as required by applicable law and listing standards.

The Audit Committee approved all non-audit services for 2005. The Audit Committee also considered whether the provisions of the services by PwC described above under “All Other Fees” are compatible with maintaining the independence of PwC.

Representatives of PwC will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement to shareholders if they so desire. The representatives will also be available to respond to questions from shareholders. There have been no disagreements with the independent registered public accounting firm on accounting and financial disclosure.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2005. The Committee also has discussed with the independent registered public accounting firm for the Company the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as modified or supplemented. The Committee has received and reviewed the written disclosures and the letter from the independent public accountants for the Company required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as modified or supplemented, and has discussed with the independent registered public accounting firm its independence from management and the Company, including consideration of non-audit fees on that firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

KENNETH R. MOURTON, CHAIRMAN ROBERT L. HOWARD VELLO A. KUUSKRAA
Members of the Audit Committee

SHARE OWNERSHIP OF MANAGEMENT, DIRECTORS AND NOMINEES

The following table sets forth information as of February 22, 2006, with respect to the beneficial ownership of the Company’s common stock by each director, nominee and executive officer named in the Summary Compensation Table, and by all directors, nominees and executive officers as a group.

Name of Beneficial Owner	Number of Shares of Common Stock (Sole Voting and Investment Power Except as Noted)(1)		Percent of Class
Executive Officers:
Harold M. Korell	3,136,438		1.85%
Greg D. Kerley	1,559,694		*
Richard F. Lane	1,113,218		*
Mark K. Boling	265,786		*
Gene A. Hammons	5,010		*
Alan N. Stewart	30,793		*
Directors and Nominees:
Lewis E. Epley, Jr.	197,914		*
John Paul Hammerschmidt	253,184		*
Robert L. Howard	226,644		*
Vello A. Kuuskraa	39,184		*
Kenneth R. Mourton	305,184		*
Charles E. Scharlau	1,009,680		*

All directors, nominees and executive officers as a group (15 persons)	8,740,854	(2)	5.07%

*	Less than one percent.

(1)	Of the number of shares reported as beneficially owned, the named individuals had the right to acquire within 60 days of February 22, 2006, through the exercise of stock options, beneficial ownership of the following number of shares: Mr. Korell, 2,034,584; Mr. Kerley, 553,672; Mr. Lane, 678,440; Mr. Boling, 81,666; Mr. Hammons, 0; Mr. Stewart, 14,039; Mr. Epley, Jr., 154,294; Mr. Hammerschmidt, 250,294; Mr. Howard, 154,294; Mr. Kuuskraa, 18,294; Mr. Mourton, 298,294; and Mr. Scharlau, 530,294. Also included in the number of shares reported as beneficially owned are the following restricted shares with respect to which the named individuals have voting power but not investment power: Mr. Korell, 135,460; Mr. Kerley, 64,220; Mr. Lane, 64,490; Mr. Boling, 32,120; Mr. Hammons, 5,010; Mr. Stewart, 9,860; and 2,360 for each outside Director. The named individuals acquire investment power for these shares immediately upon a “change in control.”

(2)	Of this number, all directors and executive officers as a group had the right to acquire beneficial ownership of 4,948,816 shares through the exercise of stock options within 60 days.

CERTAIN TRANSACTIONS

During 2005, the Company and related entities paid $144,272 for certain legal services to the law firm of Conner & Winters, LLP, of which Charles E. Scharlau, a director and nominee, is of counsel. Greg Scharlau, Mr. Scharlau’s son, is a partner in Conner & Winters, LLP.

The Company also paid Advanced Resources International, Inc. $3,000 in connection with the licensing of certain software. Vello A. Kuuskraa, a director and nominee, is the President and Chairman of the Board of Advanced Resources International, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following person was known by the Company to beneficially own more than 5% of the Company’s common stock as of December 31, 2005, based on their filing of a Schedule 13G with the SEC under the Securities Exchange Act of 1934:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Of Class
Common Stock	Neuberger Berman Inc. 605 Third Avenue New York, NY 10158	11,482,561	(1)	6.87%

(1)	Neuberger Berman Inc. owns 100% of both Neuberger Berman, LLC and Neuberger Berman Management Inc. Neuberger Berman, LLC is an investment advisor and broker/dealer and Neuberger Berman Management Inc. is an investment advisor. Neuberger Berman holds sole voting power on 262,601 shares, shared voting power on 10,625,900 shares, sole dispositive power on 0 shares and shared dispositive power on 11,482,561 shares.

COMPENSATION COMMITTEE REPORT

Compensation Philosophy

The Compensation Committee is responsible for establishing and reviewing the compensation policies and programs, and determining the compensation levels for the executive officers, including the Chief Executive Officer (the “CEO”), of the Company and its subsidiaries. The Compensation Committee believes that compensation should:

•	relate to the value created for shareholders by being directly tied to the financial performance and condition of the Company and the particular executive officer’s contribution thereto;

•	reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of the Company;

•	help to attract and retain the most qualified individuals in the natural gas and oil and gas producing industries by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related industries; and

•	reflect the qualifications, skills, experience, and responsibilities of the particular executive officer.

In determining executive compensation, the Compensation Committee uses peer group comparisons for each of the three components of compensation described below (i.e., base salary, annual incentive compensation and long-term incentives). The industry group indices shown in the performance chart reported in this Proxy Statement include a number of the companies that are used for compensation analysis. Executive compensation paid by the Company during 2005 generally corresponded to the 50th to 75th percentile of compensation paid by comparable companies. The Compensation Committee takes into account the Company’s financial and operating performance as compared with the industry mean and the individual performance of the Company’s executives as compared to the Compensation Committee’s expectations of performance for top-level executives in general. The Compensation Committee retains an outside compensation consultant to provide advice and assistance on the Company’s compensation policies and to provide the Compensation Committee with information on compensation surveys. In addition, the Compensation Committee receives evaluations from the appropriate levels of management concerning the performance of those executives included in the reporting responsibilities for such management level.

Section 162(m) of the Internal Revenue Code could potentially limit the ability of the Company to deduct, for federal income tax purposes, certain compensation in excess of $1,000,000 per year paid to individuals named in the summary compensation table. For 2005, approximately $1,330,000 of the compensation paid to Harold M. Korell, CEO, and approximately $70,000 paid to Greg D. Kerley, Chief Financial Officer (the “CFO”), exceeded the $1,000,000 deductibility limit. The Compensation Committee periodically reviews ways to maximize the deductibility of compensation payments without compromising the Company’s or the Compensation Committee’s flexibility in designing effective compensation plans that can meet the Company’s objectives and respond quickly to marketplace needs. Although the Compensation Committee will from time to time review the advisability of making changes in compensation plans to reflect changes in government-mandated policies, it will not do so unless it feels that such changes are in the best interest of the Company and its shareholders.

Components of Compensation

Base Salary.    In establishing the base salaries for executive officers, the Compensation Committee examines competitive peer group surveys and data in order to determine whether the base pay, together with total compensation is competitive with compensation offered by other companies in the natural gas and oil and gas producing industries which are similar in terms of the complexity of their operations and which offer the most direct competition for competent executives. In addition to the use of this competitive data, base salaries are determined based upon consideration of each particular executive’s performance, responsibilities, qualifications, experience and skills.

The Compensation Committee recognizes that changes in base salary affect other elements of compensation including: (i) awards under the Company’s Incentive Compensation Plan, (ii) pension benefits, (iii) Company matching portions of 401(k) and nonqualified plan contributions, and (iv) life insurance and disability benefits. As such, adjustments to base salary are only made after consideration of the impact to the executive’s entire package.

Annual Incentive Compensation.    The Company maintains an Incentive Compensation Plan (the “Incentive Plan”) applicable to executives with responsibility for the Company’s major business segments. The Incentive Plan is designed to encourage the achievement of goals determined at the beginning of each annual performance period, which goals are designed to increase shareholder value. The performance goals of the Incentive Plan may be based on (1) cash flow targets, (2) a defined reserve replacement ratio, (3) targeted present value added for each dollar of capital invested, (4) a favorable return on equity as compared to the Company’s peer group, (5) goals for production, expenses, reserve additions and present value added for each dollar of capital invested in the exploration and production group, (6) an adequate financial return in its utility segment while maximizing utility throughput, and (7) gas marketing margins. These criteria are deemed by the Compensation Committee to be critical to increasing shareholder value. The applicability of each of these criteria in determining awards to any particular executive depends on the Compensation Committee’s assessment of the responsibilities of that executive.

Each participant in the Incentive Plan is assigned target, minimum, and maximum total award levels that are expressed as a percentage of his or her base salary. A portion of each incentive award is an organizational performance award that is based upon the achievement of the corporate performance objectives pre-established for that executive. If the actual level achieved for a specified corporate performance objective is not at least equal to the predetermined minimum level, then the proportionate amount of the award represented by that performance measure will not be paid. The remaining portion of each award is discretionary based on a subjective evaluation of the executive’s individual performance by the Compensation Committee. Awards under the Incentive Plan are payable in cash, restricted shares of common stock of the Company, or a combination of cash and restricted shares of common stock.

The incentive bonus opportunities under the Incentive Plan vary based on each executive officer’s level of responsibility. For 2005, the annual incentive awards were made based on 2005 performance measures and executive bonus percentages approved by the Compensation Committee in December 2004 and in February 2005 in the case of the Named Executive Officers (other than Mr. Hammons who joined the Company in July 2005).

For 2005, the target incentive awards related to the attainment of corporate performance objectives for the Named Executive Officers ranged from 33% to 85% of base salary. If the maximum performance objectives were attained, the incentive award opportunities ranged from 60% to 150% of base salary. If the minimum performance objectives were attained, the incentive award opportunities ranged from 16.5% to 42.5% of base salary. The target total incentive award opportunities for these executives for 2005, including the discretionary component, ranged from 55% to 140% of base salary. The maximum total incentive award opportunities for these executives for 2005, assuming attainment of the maximum performance objectives and the maximum discretionary amount, ranged from 80% to 200% of base salary. Additionally, the Committee may also issue special awards above the maximum percentage based upon an executive’s performance during the year or other factors. Assuming attainment of minimum performance objectives and the maximum discretionary amount, the total incentive award opportunities ranged from 55% to 140% of base salary.

For 2005, the performance goals established for the Named Executive Officers, other than Gene Hammons, President of Southwestern Midstream Services Company and Alan N. Stewart, President of Arkansas Western Gas Company, by the Compensation Committee were based on: (1) cash flow per share, (2) reserve replacement ratio, (3) PVI (which we define as the expected present value added discounted at 10% for each dollar invested), and (4) return on equity. Because these factors were weighted approximately equal, a proportionate award would be earned for each performance goal that is met at the pre-established levels. In 2005, the cash flow per share, reserve replacement level, PVI and return on equity of the Company surpassed the maximum performance objectives. Mr. Lane’s performance goals were based upon these criteria as well as the Company’s production target, which was above the minimum but below the target. Mr. Hammons’ award in 2005 was based in part on these criteria but was primarily discretionary. Mr. Stewart’s performance goals were based upon (1) utility net operating income, (2) controlling utility expenses, and (3) utility gas sales volumes. In 2005, utility net operating income was above target but below the maximum, utility expenses were below the minimum and utility gas sales volumes were above minimum but below target. The Compensation Committee based the discretionary awards for these executives on a subjective evaluation of the executive’s performance. Based upon the additional discretionary authority of the Committee, Messrs. Korell, Lane, Boling and Hammons received incentive compensation amounts in excess of their respective maximum awards for 2005.

Long-Term Incentives.    The long-term incentives for the Company are comprised of two plans: (1) a stock incentive plan, the Company’s 2004 Stock Incentive Plan (the “Stock Plan”) and (2) a goal driven plan, the Southwestern Energy Company 2002 Performance Unit Plan (the “Performance Unit Plan”). The Company’s long-term incentive program is designed to provide incentives for key employees to focus on the long-term strategic goals of the Company’s business and to attract and retain key employees through share ownership.

The Company’s executive officers are eligible to participate in the Stock Plan. Under the Stock Plan, the Compensation Committee may grant options to purchase common stock of the Company and award shares of restricted stock, restricted stock units and stock appreciation rights, each in such amounts as determined by the Compensation Committee. The Stock Plan also allows the Compensation Committee to award cash bonuses when a participant is required to recognize income for federal or state income tax purposes with respect to awards of restricted stock or restricted stock units. The Compensation Committee believes that stock options and other equity-based compensation align the interests of executives and other managers with those of the Company’s stockholders because the value of such compensation is directly related to appreciation of the Company’s stock price. In 2005, the Compensation Committee granted stock option and shares of restricted stock under the Stock Plan. All stock options granted in 2005 have an exercise price based on the “fair market value” (as defined in the Stock Plan) of the Company’s common stock on the date of grant, have terms of seven years and vest over a period of three years. The shares of restricted stock awarded in 2005 vest over a four-year period. The stock options and restricted stock awards made on or after December 8, 2005 are forfeited upon termination of employment other than a termination of employment due to death, disability or retirement at age 65 with at least five (5) years of service to the Company. Stock options and restricted stock awards made prior to December 8, 2005 are forfeited upon termination of employment if not previously vested.

In determining the awards granted to executives in 2005 under the long-term incentive plans, the Compensation Committee considered a number of factors. The awards in 2005 were based upon an analysis of the value of long-term incentive plan awards made by the Company’s competitive peer group. The Compensation Committee also evaluated the performance of the Company, the performance and responsibility of the particular executive, and the desirability of providing a particular executive with an adequate incentive to remain with the Company.

The Company also maintains the Performance Unit Plan as a component of its long-term incentive program. The Performance Unit Plan is designed to complement the equity-based compensation awarded under the Stock Plan by providing additional awards for enhancing the long-term value of the Company and mitigating the effect of shareholder dilution. Performance units are long-term cash incentives with a value based on a predetermined set of performance measures.

In 2005, the Compensation Committee awarded a total of 5,275 performance units. Each performance unit has a target value of $1,000 per unit and vests ratably over a period of three years from the date of the grant. Actual payout is determined by the attainment of certain threshold, target, and maximum performance objectives, which pay 50% of target, 100% of target and 200% of target, respectively, at the end of the three-year period. Performance objectives are calculated weighing three-year total shareholder return versus a peer group and either a performance measure known as a “reserve replacement efficiency ratio” (determined by dividing pre-tax operating cash flow by finding and development costs) or, in the case of Mr. Stewart, certain utility performance measures relating to return on assets, operating expenses and gas sales, versus a peer group.

Chief Executive Officer Compensation

The compensation levels for the components of Mr. Korell’s compensation during 2005 were established by the Compensation Committee in the manner described above for each of the components of executive compensation. In addition to the factors described above, the Compensation Committee also took into consideration Mr. Korell’s substantial experience and standing in the industry in determining his base salary and other components of compensation.

For 2005, Mr. Korell’s base salary was established at $460,000. Under the Incentive Plan, Mr. Korell’s maximum bonus attainable was set at 200% of base salary, with a target award of 140% of base salary. A portion of the award is based on the achievement of predetermined organizational performance objectives and a portion is discretionary based on a subjective evaluation of Mr. Korell’s performance by the Compensation Committee, which may be influenced by the performance of individual business segments. Based on the Company’s attainment of the performance measures in 2005, plus the discretionary component awarded (which was increased by an additional 13% at the February 23, 2006 meeting of the Compensation Committee), Mr. Korell received a bonus of $980,000, or 213% of his base salary. The increase in the discretionary award for Mr. Korell was ratified by the full Board of Directors on February 24, 2006.

During 2005, Mr. Korell received a grant of 60,960 stock options and 17,160 shares of restricted stock under the Stock Plan, all upon the same general terms and conditions approved by the Compensation Committee for all management level employees. The Compensation Committee also awarded Mr. Korell a cash tax bonus of $349,305 related to the award of the shares of restricted stock in 2005. As additional long-term compensation, the Compensation Committee awarded Mr. Korell 900 performance units under the Performance Unit Plan.

Committee’s Review of All Components of Compensation

The Compensation Committee has reviewed the aggregate amounts and mix of all components of the CEO’s and the other executive officers’ compensation, including base salary, annual incentive compensation, long-term incentive compensation, accumulated (realized and unrealized) stock option and restricted stock gains, the value to the executive and cost to the Company of all perquisites and other personal benefits, the earnings and accumulated obligations under the Company’s non-qualified deferred compensation plan, and the actual projected payout obligations under the Company’s supplemental executive retirement plan under several potential severance and change-in-control scenarios. A tally sheet setting forth all the above components was prepared and reviewed affixing dollar amounts under the various payout scenarios for the CEO and the other named executive officers.

Based on the review process set out above, the Compensation Committee finds the CEO’s and other executive officers’ total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive.

VELLO A. KUUSKRAA, CHAIRMAN JOHN PAUL HAMMERSCHMIDT ROBERT L. HOWARD KENNETH R. MOURTON
Members of the Compensation Committee

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

The members of the Compensation Committee during 2005 are named above under the caption “Compensation Committee Report,” each of whom is a non-employee director. During 2005, there was no interlocking relationship between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company.

EXECUTIVE COMPENSATION

The following table contains information with respect to executive compensation paid or set aside by the Company for services in all capacities of the CEO and the next five most highly paid executive officers of the Company and its subsidiaries during the years indicated below. The share data and share prices in this proxy statement give effect for the two-for-one stock split effective May 20, 2005, and a two-for-one stock split on November 3, 2005, applied retroactively.

Summary Compensation Table

							Long-Term Compensation
		Annual Compensation					Awards		Payouts
(a)	(b)	(c)		(d)	(e)		(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($) (2)		Restricted Stock Awards ($) (3)	Securities Underlying Options/ SARs (#) (4)	LTIP Payouts ($)	All Other Compensation ($)
Harold M. Korell President, Chief Executive Officer and Chairman of the Board	2005 2004 2003	460,000 454,000 454,000		980,000 900,000 570,000	356,685 331,290 286,137	(5) (5) (5)	609,008 564,732 486,009	60,960 36,730 61,180	- - -	17,579 17,357 17,331	(6)

Greg D. Kerley Executive Vice President and Chief Financial Officer	2005 2004 2003	295,000 290,000 285,000		400,000 380,000 245,000	143,311 138,201 152,397	(7) (7) (7)	236,718 228,084 252,834	23,710 14,840 31,820	- - -	11,273 11,081 10,880	(8)

Richard F. Lane Executive Vice President, Southwestern Energy Company and President, SEECO, Inc. and Southwestern Energy Production Company (1)	2005 2004 2003	295,000 285,000 273,000		400,000 380,000 219,000	143,153 138,201 152,397	(9) (9) (9)	236,718 228,084 252,834	23,710 14,840 31,820	- - -	11,267 10,882 10,421	(10)

Mark K. Boling Executive Vice President and General Counsel	2005 2004 2003	250,000 244,000 241,000		265,000 240,000 200,000	104,477 70,791 75,766	(11) (11) (11)	169,287 110,556 119,230	16,930 7,210 15,000	- - -	9,551 9,325 9,200	(12)

Gene A. Hammons President, Southwestern Midstream Services Company (1)	2005 2004 2003	85,000 - -	(13)	80,000 - -	73,115 - -	(14)	135,217 - -	13,550 - -	- - -	2,708 - -	(15)

Alan N. Stewart President, Arkansas Western Gas Company (1)	2005 2004 2003	215,000 175,000 -	(18)	95,000 60,000 -	45,712 79,336 -	(16)	56,429 110,432 -	5,640 10,530 -	- - -	24,684 47,568 -	(17)

(1)	Southwestern Energy Production Company, SEECO, Inc., Southwestern Midstream Services Company, and Arkansas Western Gas Company are wholly-owned subsidiaries of the Company.

(2)	Does not include the value of perquisites or other personal benefits (if any), the aggregate amount of which does not exceed the lesser of (i) $50,000 or (ii) 10% of the total amount of annual salary and bonus for any named executive officer.

(3)	The restricted stock awards issued in 2005 vest ratably over four years. The value of all nonvested restricted shares held by Messrs. Korell, Kerley, Lane, Boling, Hammons, and Stewart, at December 31, 2005, was $4,868,432 (135,460 shares); $2,308,067 (64,220 shares); $2,317,771 (64,490 shares); $1,154,393 (32,120 shares); $180,059 (5,010 shares) and $444,218 (12,360 shares), respectively. The Company does not currently pay dividends on its common stock.

(4)	Consists solely of options to acquire shares of the Company’s common stock.

(5)	Includes $349,305, $323,910, and $278,757 as a bonus for the payment of income taxes related to the restricted stock grants made during 2005, 2004 and 2003, respectively.

(6)	Includes $13,792 as the Company matching contribution on the 401(k) and nonqualified defined contribution plans and $3,787 as the cost of life insurance.

(7)	Includes $135,931, $130,821, and $145,017 as a bonus for the payment of income taxes related to the restricted stock grants made during 2005, 2004, and 2003, respectively.

(8)	Includes $8,844 as the Company matching contribution on the 401(k) and nonqualified defined contribution plans and $2,429 as the cost of life insurance.

(9)	Includes $135,773, $130,821, and $145,017 as a bonus for the payment of income taxes related to the restricted stock grants made during 2005, 2004, and 2003, respectively.

(10)	Includes $8,838 as the Company matching contribution on the 401(k) and nonqualified defined contribution plans, and $2,429 as the cost of life insurance.

(11)	Includes $97,097, $63,411, and $68,386 as a bonus for the payment of income taxes related to the restricted stock grants made during 2005, 2004 and 2003, respectively.

(12)	Includes $7,493 as the Company matching contribution on the 401(k) and nonqualified defined contribution plans and $2,058 as the cost of life insurance.

(13)	Represents salary from July 1, 2005, through December 31, 2005.

(14)	Includes $69,732 as a bonus for the payment of income taxes related to the restricted stock grants made during 2005.

(15)	Includes $2,125 as the Company matching contribution on the 401(k) contribution plan and $583 as the cost of life insurance.

(16)	Includes $38,332 and $73,186 as a bonus for the payment of income taxes related to the restricted stock grants made during 2005 and 2004, respectively.

(17)	Includes $6,300 as the Company matching contribution on the 401(k) and nonqualified defined contribution plans, $1,770 as the cost of life insurance and $16,614 of moving and relocation expenses.

(18)	Represents salary from March 1, 2004, through December 31, 2004.

Option/SAR Grants in Last Fiscal Year

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Number of Securities Underlying Options/ SARs Granted (1)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (2)	Expiration Date	0% ($)	5% ($)	10% ($)
Harold M. Korell	60,960	27.2%	35.49	12/08/12	-	880,750	2,052,521

Greg D. Kerley	23,710	10.6%	35.49	12/08/12	-	342,562	798,315

Richard F. Lane	23,710	10.6%	35.49	12/08/12	-	342,562	798,315

Mark K. Boling	16,930	7.6%	35.49	12/08/12	-	244,605	570,032

Gene A. Hammons	13,550	6.1%	35.49	12/08/12	-	195,770	456,228

Alan N. Stewart	5,640	2.5%	35.49	12/08/12	-	81,487	189,899

(1)	Consists solely of options to acquire shares of the Company’s common stock. All options vest and become exercisable ratably over three years beginning one year from the date of grant or immediately upon death, disability, normal retirement or a “change in control.” All options expire after seven years from the date of grant but may expire earlier upon termination of employment.

(2)	The exercise price reflects the fair market value of the Company’s common stock on the date of grant.

(3)	Potential realizable values are reported net of the option exercise price, but before taxes associated with exercise. The dollar amounts shown are the result of calculations using 0%, 5% and 10% rates of appreciation from the exercise price on the date of grant until immediately prior to the expiration date as specified by the rules and regulations of the SEC and are not intended to forecast possible future appreciation, if any, of the Company’s stock price. The assumed annual appreciation of 5% and 10% on the options granted at $35.49 would result in the price of the Company’s common stock increasing to $49.94 and $69.16, respectively, by December 8, 2012. Realization by optionees of the amounts shown is dependent on future increases in the price of the Company’s common stock and the continued employment of the optionee with the Company. The options have no value if the Company’s common stock does not appreciate, as shown in the 0% column.

Aggregated Option/SAR Exercises in Last Fiscal Year

and FY-End Option/SAR Values

(a)	(b)	(c)	(d)		(e)
Name	Shares Acquired on Exercise (#) (1)	Value Realized ($) (2)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($) (4)
			Exercisable (3)	Unexercisable (3)	Exercisable (3)	Unexercisable (3)
Harold M. Korell	457,780	10,264,509	2,110,980	240,476	70,577,792	4,828,726

Greg D. Kerley	637,184	13,169,593	553,672	105,710	18,292,772	2,240,846

Richard F. Lane	23,200	548,207	728,440	105,710	24,065,885	2,240,846

Mark K. Boling	69,214	1,222,602	101,666	56,154	3,320,728	1,072,290

Gene A. Hammons	-	-	-	13,550	-	6,097

Alan N. Stewart	9,336	83,861	4,708	33,716	110,591	789,612

(1)	Includes the following number of shares which were exercised and held by such individuals: 93,780 shares for Mr. Korell; 337,184 shares for Mr. Kerley; 7,000 shares for Mr. Lane; and 44,214 shares for Mr. Boling.

(2)	Reflects the difference between the market value of the shares at the exercise date and the option exercise price.

(3)	Options generally vest and become exercisable ratably over three years beginning one year from the date of grant or immediately upon a “change in control” as defined under “Agreements Concerning Employment and Changes in Control.” All options granted in 2005 also vest immediately upon death, disability or normal retirement. All options granted prior to 1996 that have not been exercised have expired. All options granted from 1996 through April 2004 expire after ten years from the date of grant, but may expire earlier upon termination of employment. All options granted after May 2004 expire seven years from the date of grant, but also may expire earlier upon termination of employment.

(4)	Values are calculated based on the difference between the exercise price of all options and the closing price on the NYSE of the Company’s common stock on December 30, 2005 ($35.94/share).

Long-Term Incentive Plans – Awards in Last Fiscal Year

			Estimated Future Payouts under Non-Stock Price-Based Plans (3)
(a)	(b)	(c)	(d)	(e)	(f)
Name	Number of Shares, Units or Other Rights (#) (1)	Performance or Other Period Until Maturation or Payout (2)	Threshold ($)	Target ($)	Maximum ($)
Harold M. Korell	900	12/31/08	450,000	900,000	1,800,000

Greg D. Kerley	350	12/31/08	175,000	350,000	700,000

Richard F. Lane	350	12/31/08	175,000	350,000	700,000

Mark K. Boling	250	12/31/08	125,000	250,000	500,000

Gene A. Hammons	200	12/31/08	100,000	200,000	400,000

Alan N. Stewart	83	12/31/08	41,500	83,000	166,000

(1)	All performance units have a target value of $1,000 with the actual value determined by the final performance levels achieved for the award performance period of three years. Performance objectives are primarily calculated weighing three-year total shareholder return versus a peer group and either a performance measure known as a “reserve replacement efficiency ratio” (determined by dividing pre-tax operating cash flow by finding and development costs) or, in the case of Mr. Stewart, certain utility performance measures relating to return on assets, operating expenses and gas sales, versus both a peer group and a predetermined target level.

(2)	Performance units vest 1/3 per year beginning on the first anniversary of the date of the grant. Payout occurs at the end of the three-year period upon achievement of performance criteria.

(3)	Actual payout is determined by the attainment of certain threshold, target and maximum performance objectives, which pay 50% of target, 100% of target and 200% of target, respectively. If minimum threshold levels are not achieved, then no awards will be given.

AGREEMENTS CONCERNING EMPLOYMENT AND CHANGES IN CONTROL

The Company has entered into Severance Agreements with Messrs. Korell, Kerley, Lane, Boling, Hammons and Stewart pursuant to which each of them is entitled to a payment equal to the product of 2.99 and the officer’s “base amount” if within three years after a “change in control” of the Company, the officer’s employment is terminated by the Company without cause. “Base amount” is defined as base salary as of the executive’s termination date plus the maximum bonus opportunity available to the executive under the Incentive Compensation Plan. If the Severance Agreements were triggered in 2006, the Named Executive Officers would be entitled to payments as follows: Mr. Korell, $4,634,500; Mr. Kerley, $2,317,250; Mr. Lane, $2,317,250; Mr. Boling, $1,747,281; Mr. Hammons, $1,397,825; and, Mr. Stewart, $1,211,399. In addition, the officer will be entitled to continued participation in certain insurance plans and fringe benefits from the date of the termination of employment until the earliest of (a) the expiration of three years, (b) death, or (c) the date he is afforded a comparable benefit at comparable cost by a subsequent employer. The officer will also be credited with three additional years of service for pension benefit purposes upon a “change in control.”

The named executives are also entitled to the severance benefits described above if within three years after a “change in control” they voluntarily terminate employment with the Company for “good reason.”

For purposes of the severance agreements, a “change in control” includes (i) the acquisition by any person (other than, in certain cases, an employee of the Company) of 15% or more of the Company’s voting securities, (ii) approval by the Company’s shareholders of an agreement to merge or consolidate the Company with another corporation (other than certain corporations controlled by or under common control with the Company), (iii) certain changes in the composition of the Board of Directors of the Company, (iv) any change in control which would be required to be reported to the shareholders of the Company in a proxy statement and (v) a determination by a majority of the Board of Directors that there has been a “change in control” or that there will be a “change in control” upon the occurrence of certain specified events and such events occur. “Good reason” includes (i) a reduction in the employee’s employment status or responsibilities, (ii) a reduction in the employee’s base salary, (iii) a change in the employee’s principal work location, and (iv) certain adverse changes in the Company’s incentive or other benefit plans.

The Company’s various long-term incentive plans and option agreements issued upon employment provide that all outstanding stock options and all limited, tandem, and stand-alone stock appreciation rights become exercisable immediately upon a “change in control.” The plans and other option agreements also provide that all performance units and shares of restricted and phantom stock which have not previously vested or been cancelled or forfeited shall vest immediately upon a “change in control.” For purposes of the plans, a “change in control” has the same meaning contained in the Company’s Severance Agreements as defined above.

The Company’s Incentive Compensation Plan provides that all restrictions on shares of restricted stock granted pursuant to the Incentive Plan shall lapse upon a “change in control,” as defined in the Company’s Severance Agreements. This plan also provides that upon a participant’s termination of employment under certain conditions on or after a “change in control” all determined but unpaid Incentive Awards shall be paid immediately, and any undetermined awards shall be determined and paid based on projected performance factors calculated in accordance with the plan.

PENSION PLANS

Prior to January 1, 1998, the Company maintained a traditional defined benefit plan (the “Pension Plan”) with benefits payable based upon average final compensation and years of service. Effective January 1, 1998, the Company amended its Pension Plan to become a “cash balance” plan on a prospective basis for its non-bargaining employees. A cash balance plan provides benefits based upon a fixed percentage of an employee’s annual compensation.

Eligible officers and employees who were participants in the Pension Plan as of January 1, 1998 are entitled to annual benefits payable upon retirement based upon years of service through December 31, 1997 and average compensation during the five years of highest pay in the last ten years of service before termination.

Under the cash balance provisions of the Pension Plan, which became effective January 1, 1998, each participant has a hypothetical account, for recordkeeping purposes only, to which credits are allocated annually based upon a percentage of the participant’s remuneration. The applicable percentage is equal to 6% plus an additional percentage for participants in the Pension Plan as of January 1, 1998. The additional percentage is based upon a participant’s age, and is designed to approximate any lost benefits due to the change to a cash balance plan. The additional percentage is equal to 6.3% for Mr. Korell and 3.7% for Mr. Kerley, who were both participants in the plan as of January 1, 1998.

All employee balances in the cash balance account also earn a fixed rate of interest that is credited annually. The interest rate for a particular year is the annual rate of interest of the 30-year treasury securities for November of the prior year with a minimum of 6%. Interest is credited as long as the participant’s balance remains in the Pension Plan.

The Internal Revenue Code (the “Code”) limits both the amount of compensation that may be used for purposes of calculating a participant’s Pension Plan benefit and the maximum annual benefit payable to a participant under the Pension Plan. For the 2005 plan year, (i) a participant’s compensation in excess of $210,000 is disregarded for purposes of determining average compensation and (ii) the maximum annual Pension Plan benefit permitted under the Code is $170,000. On May 31, 1989, the Company adopted a Supplemental Retirement Plan (“SERP”) which provides benefits equal to the amount which would be payable under the Pension Plan in the absence of certain limitations of the Code, less the amount actually paid under the Pension Plan. In the event of a “change in control” as defined under “Agreements Concerning Employment and Changes in Control,” the benefits of a participant then employed by the Company would be determined as if the participant had credit for three additional years of service.

At retirement or termination of employment, the vested amount credited to a participant is payable to the participant in the form of a lump sum or in lifetime monthly payments. The estimated combined annual benefit payable upon retirement related to the pre-1998 pension provisions and the cash balance provisions of the Pension Plan and SERP at December 31, 2005, is $83,598 for Mr. Korell, $145,517 for Mr. Kerley, $69,561 for Mr. Lane, $50,279 for Mr. Boling, $6,184 for Mr. Hammons, and $6,571 for Mr. Stewart. These projections are based on the following assumptions; (1) participant remains employed until age 65; (2) the 2005 remuneration remains constant; and (3) interest credit of 6.00% for all years.

The remuneration covered by the Pension Plan includes wages and salaries but excludes incentive awards, bonuses, and fees. The benefit amounts listed above are not subject to any deductions for Social Security benefits or other offset amounts.

EQUITY COMPENSATION PLANS

The following table sets forth certain information as of December 31, 2005, concerning outstanding stock options under all of the Company’s equity compensation plans, the weighted average exercise price of the outstanding options and the number of shares available for future issuance under the plans.

	(a)	(b)	(c)
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares Remaining Available For Future Issuance
Equity compensation plans approved by shareholders (1)	6,234,635	$4.58	7,358,685
Equity compensation plans not approved by shareholders (2)	891,830	2.62	0

Total	7,126,465	$4.34	7,358,685

(1)	Consists of the Southwestern Energy Company 1993 Stock Incentive Plan, the Southwestern Energy Company 1993 Stock Incentive Plan for Outside Directors, the Southwestern Energy Company 2000 Stock Incentive Plan, and the Southwestern Energy Company 2004 Stock Incentive Plan. Shares remaining available for issuance may be issued under the Southwestern Energy Company 2004 Stock Incentive Plan, which plan provides for grants and awards in the form of stock options, shares of restricted stock, and restricted stock units.

(2)	Consists of the Southwestern Energy Company 2002 Employee Stock Incentive Plan and equity compensation that was issued to non-executive officers and new employees upon hiring. Grants generally mirrored the 1993 Stock Incentive Plan or the 2000 Stock Incentive Plan, but were issued separate and apart from these plans.

STOCK PERFORMANCE GRAPH

The following graph compares for the last five years, the performance of the Company’s common stock to the S&P Smallcap 600 Index, the S&P Midcap 400 Index and the Dow Jones U.S. Exploration & Production Index (previously known as the Dow Jones Oil — Secondary Index). In prior years, the graph has compared the Company’s common stock to the S&P Smallcap 600 Index and the Dow Jones U.S. Exploration & Production Index (previously known as the Dow Jones Oil — Secondary Index). The comparison to the S&P Midcap 400 Index has been added in the graph because the Company was switched from the S&P Smallcap 600 Index to the S&P Midcap 400 Index in late December 2005. In the future, it is expected that the graph will not include the S&P Smallcap 600 Index. The chart assumes that the value of the investment in the Company’s common stock and each index was $100 at December 31, 1999, and that all dividends were reinvested.

Company / Index	Base Period Dec00	Dec01	Dec02	Dec03	Dec04	Dec05
SOUTHWESTERN ENERGY COMPANY	100.00	100.24	110.36	230.36	488.58	1,385.64
S&P MIDCAP 400 INDEX	100.00	99.40	84.97	115.24	134.23	151.08
S&P SMALLCAP 600 INDEX	100.00	106.54	90.95	126.23	154.82	166.71
DOW JONES U.S. EXPLORATION & PRODUCTION	100.00	91.81	93.80	122.93	174.41	288.33

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to report their initial ownership of the common stock and any subsequent changes in that ownership to the SEC and the New York Stock Exchange, and to furnish the Company with a copy of each such report.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, its directors, executive officers and more than ten percent stockholders complied with all applicable Section 16(a) filing requirements.

PROPOSAL NO. 3

APPROVAL OF REINCORPORATION OF THE COMPANY FROM ARKANSAS TO

DELAWARE

Introduction

The Company (also referred to as “SWN Arkansas”) is a corporation formed under the Arkansas Business Corporation Act of 1987 (as amended, the “ABCA”) and governed by the laws of the State of Arkansas. The Company’s Board of Directors has unanimously approved and recommends that the holders of the Company’s outstanding shares approve the reincorporation of the Company in Delaware by means of a merger of the Company with and into a newly formed, wholly owned subsidiary, Southwestern Energy Company, a Delaware Corporation (“SWN Delaware”). The Delaware corporation will be the surviving corporation in the merger, and the purpose of the merger is to change the Company’s jurisdiction of incorporation from Arkansas to Delaware and to effect certain amendments to the Company’s charter as described more fully below.

SWN Delaware was incorporated under the Delaware General Corporation Law (the “DGCL”) on February 24, 2006 under the name Southwestern Energy Company, for the purpose of merging with SWN Arkansas. As of the date and time immediately prior to the effective date of the reincorporation, SWN Delaware will have no material assets or liabilities and will not have carried on any business other than to endorse the proposed merger with SWN Arkansas. Throughout this Proposal No. 3, the terms “SWN Arkansas” or the “Company” refer to Southwestern Energy Company, the existing Arkansas corporation, and the term “SWN Delaware” refers to the new Delaware corporation that is the proposed successor to SWN Arkansas. The principal executive offices of both SWN Arkansas and SWN Delaware are located at 2350 North Sam Houston Parkway East, Suite 300, Houston, Texas 77032, and the telephone numbers of both SWN Arkansas and SWN Delaware are (281) 618-4700.

As discussed in “Principal Reasons for the Reincorporation,” management believes that reincorporation in Delaware would be beneficial to the Company because Delaware corporate law is more comprehensive, widely used and extensively interpreted than Arkansas corporate law. In addition, management believes that Delaware law is better suited than Arkansas law to protect shareholder’s interests in the event of a non-solicited takeover attempt. We are not, however, aware that any person is currently attempting to acquire control of the Company, to obtain representation on our Board of Directors or to take any action that would materially affect the governance of the Company.

We initially considered the possibility of reincorporating in the third quarter of 2005 in connection with an evaluation of alternatives for streamlining our overall corporate structure and businesses. At such time, management undertook a review of the advantages and disadvantages of changing the state of incorporation from Arkansas to Delaware and made a presentation to the Company’s Board of Directors on October 24, 2005, with respect to the findings of the review. On December 8, 2005, management made an additional presentation regarding reincorporation in Delaware, reviewing further the advantages and disadvantages of reincorporating in

Delaware, the mechanics of reincorporating and possible changes to the organizational documents associated with a reincorporation. Based on that review, the Board of Directors unanimously determined that the reincorporation was in the best interest of the Company and approved a resolution to move forward with the reincorporation process subject to further Board approval of the proposal to be submitted for shareholder consideration. On February 24, 2006, the Board of Directors approved the submission of the plan to reincorporate to the shareholders at the Annual Meeting for their approval. At such time, our Board unanimously approved management’s proposal to increase the number of authorized shares from 220,000,000 to 540,000,000, the forms of the Agreement and Plan of Merger (the “Merger Agreement”), Certificate of Incorporation of SWN Delaware (the “Delaware Certificate”) and the Bylaws of SWN Delaware (the “Delaware Bylaws”). Throughout this Proposal No. 3, the term “Reincorporation” refers to the reincorporation of the Company in Delaware by means of the merger of SWN Arkansas with and into SWN Delaware, with SWN Delaware as the surviving corporation governed by the provisions of the Delaware Certificate and the Delaware Bylaws.

Because SWN Delaware will be governed by the DGCL and will have new organizational documents, the proposed Reincorporation, if approved, will result in certain changes in your rights as a shareholder. These differences are summarized under the sections entitled “Comparison of the Charters and Bylaws of SWN Arkansas and SWN Delaware” and “Significant Differences Between the Corporation Laws of Arkansas and Delaware.”

Our Board of Directors has unanimously approved and, for the reasons described below, recommends that you approve the proposal to change the Company’s state of incorporation from Arkansas to Delaware. If approved by shareholders, we expect that the Reincorporation will become effective as soon as practicable (the “Effective Date”) following our meeting of shareholders. If shareholders do not approve the Reincorporation, we would not consummate the Reincorporation, the increase in the number of authorized shares of common stock would not be effected and we would continue to operate as an Arkansas corporation.

In order for the proposed Reincorporation to be effective, holders of a majority of the outstanding shares of common stock must approve Proposal No. 3. See “Vote Required For Reincorporation Proposal and Board of Directors Recommendation” below. You are urged to read carefully this section of this Proxy Statement, including the related Appendices, before voting on the Reincorporation.

Mechanics

The proposed Reincorporation would be effected pursuant to the Merger Agreement in substantially the form attached as Annex A to this Proxy Statement. The discussion of the Reincorporation and the Merger Agreement set forth below is qualified in its entirety by reference to the Merger Agreement. Upon completion of the Reincorporation, SWN Arkansas will cease to exist and SWN Delaware, which would be the surviving corporation in the Reincorporation, would continue to operate our business under the name Southwestern Energy Company.

Upon the Effective Date, each outstanding share of common stock of SWN Arkansas will be automatically converted into one share of common stock of SWN Delaware. Each stock certificate representing issued and outstanding shares of common stock of SWN Arkansas will continue to represent the same number of shares of common stock of SWN Delaware. If SWN Arkansas and SWN Delaware effect the Reincorporation, you would not need to exchange your existing stock certificates of SWN Arkansas for stock certificates of SWN Delaware. You may, however, exchange your certificates if you so choose.

The common stock of SWN Arkansas is listed on the NYSE and, after the Reincorporation, SWN Delaware’s common stock will continue to be traded on the NYSE without interruption, under the same symbol “SWN” as the shares of common stock of SWN Arkansas are currently traded.

Pursuant to the Merger Agreement, SWN Arkansas and SWN Delaware promise to take all actions that Delaware law and Arkansas law require for SWN Arkansas and SWN Delaware to effect the Reincorporation.

The Reincorporation would not only make a change in the legal domicile of the Company and certain other changes of a legal nature which are described in this Proxy Statement but would also make operational the new organizational documents. The Reincorporation would not result in any change in the name, business, management, fiscal year, assets or liabilities or location of the principal offices of the Company. The current directors, officers and employees of the Company will become the directors, officers and employees of SWN Delaware. All employee benefits and stock options of SWN Arkansas will be assumed and continued by SWN Delaware, and each option or right to purchase shares of common stock of SWN Arkansas will automatically be converted into an option or right to purchase the same number of shares of common stock of SWN Delaware, at the same price per share, upon the same terms and subject to the same conditions. Other employee benefit arrangements of SWN Arkansas will also be continued by SWN Delaware upon the terms and subject to the conditions currently in effect. If the Reincorporation is effected, the Company’s shareholders’ rights plan will be assumed and continued by the surviving corporation. We believe that the proposed Reincorporation will not affect any of our material contracts with any third parties and that our rights and obligations under such material contracts will continue and be assumed by the surviving corporation.

Vote Required for Reincorporation Proposal and Board of Directors’ Recommendation

Arkansas law requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of SWN Arkansas to approve the Merger Agreement pursuant to which SWN Arkansas and SWN Delaware would effect the Reincorporation. Approval of the Reincorporation proposal would also constitute an approval of the Merger Agreement, the Delaware Certificate and the Delaware Bylaws. If (x) the shareholders approve both the Merger Agreement and the proposal to increase the Company’s number of authorized common shares and (y) the Reincorporation becomes effective, the Delaware Certificate and the Delaware Bylaws attached as Annexes B and C to this Proxy Statement would become the Certificate of Incorporation and Bylaws, respectively, of the surviving corporation. If the shareholders approve the Merger Agreement but do not approve the proposal to increase the Company’s authorized number of common shares, prior to effecting the Reincorporation, the Delaware Certificate will be amended to lower the number of authorized common shares from 540,000,000 to 220,000,000.

The Board of Directors unanimously approved and recommends that you vote “FOR” the proposed Reincorporation and the proposal to increase the Company’s number of authorized common shares. The effect of an abstention or a broker non-vote is the same as that of a vote against the proposals.

Right to Dissent in Connection with the Proposed Reincorporation

Arkansas law provides shareholders with the right to dissent from corporate actions under a number of circumstances and receive cash for their shares. If the Reincorporation proposal is approved, dissenters’ rights under the ABCA would apply. Shareholders who vote against the Reincorporation and comply with all of the provisions of Subchapter 13 of the ABCA may elect to receive payment of the fair value of their shares of SWN Arkansas in lieu of having such shares converted into SWN Delaware common stock in the merger. See “Appraisal Rights of Dissenting Shareholders.”

Principal Reasons for the Reincorporation

For many years, Delaware has followed a policy of encouraging corporations to incorporate in that state. More than 50% of all U.S. public corporations and more than 300 of the Fortune 500 companies are incorporated in Delaware. From 1960 through 2002, a total of 400 companies listed on the NYSE reincorporated to change their state of domestication, with approximately 82% choosing to reincorporate in the State of Delaware. In furtherance of Delaware’s policy of encouraging corporations to incorporate in Delaware, Delaware has been a leader in adopting, construing and implementing comprehensive and flexible corporate laws that have been responsive to the evolving legal and business needs of modern corporations. The Board and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. We also believe that Delaware law is better suited than Arkansas law to protect shareholders’ interests in the event of an unsolicited takeover attempt. We are not aware that any person is currently attempting to acquire control of the Company, to obtain representation on our Board of Directors or to take any action that would materially affect the governance of the Company.

Additionally, our Board of Directors and management believe that, as a Delaware corporation, the Company would be better able to continue to attract and retain qualified directors and officers, in part because Delaware law provides more predictability on the issue of liability of directors and officers than Arkansas law does. The increasing frequency of litigated claims against directors and officers has greatly expanded the risks to directors and officers of exercising their respective duties. The amount of time and money required to respond to and litigate such claims can be substantial and the importance of clear, legal precedent can be high. Our Board and management believe that the Reincorporation may be a significant factor in continuing to attract and retain such individuals, and in freeing them to make corporate decisions on their own merits and for the benefit of shareholders, rather than out of a desire to avoid personal liability. For additional discussion of this matter, see “Significant Differences Between the Corporation Laws of Arkansas and Delaware – Limitation of Liability” and “ – Indemnification.”

Our Board of Directors and management have considered the following benefits of Delaware’s corporate legal framework in deciding to propose reincorporating in Delaware:

•	The DGCL, which is generally acknowledged to be the most advanced and flexible corporate statute in the country;

•	The Delaware General Assembly, which each year considers and adopts statutory amendments that the corporation law section of the Delaware State Bar Association proposes in an effort to ensure that the corporate statute continues to be responsive to the changing needs of businesses;

•	The Delaware Court of Chancery, which handles complex corporate issues with the level of experience and a degree of sophistication and understanding unmatched by any other court in the country, and the Delaware Supreme Court which is also highly regarded;

•	The well-established body of case law construing Delaware law, which has developed over the last century and which offers significant advantages of clarity and predictability as compared with Arkansas, particularly with respect to officer and director liability; and

•	The responsiveness and efficiency of the division of corporations of the Secretary of State of Delaware, which uses advanced computer technology.

Any direct benefit that Delaware law provides to corporations indirectly benefits the shareholders, who are the owners of the corporations. For the reasons discussed in this Proxy Statement, we believe that the Company and our shareholders will benefit in the near and longer term from reincorporating in Delaware.

Potential Anti-Takeover Implications of the Reincorporation

Delaware, like many other states, permits a corporation to adopt a number of measures through the amendment of the corporate charter or bylaws which are designed to reduce a corporation’s vulnerability to unsolicited takeover attempts. Certain differences between Arkansas and Delaware law, which would be effective upon consummation of the Reincorporation without further action of our Board or shareholders, could have a bearing on unapproved takeover attempts. Section 203 of the DGCL, which will apply to SWN Delaware, restricts “certain business combinations” with “interested shareholders” for three years following the date that a person becomes an interested shareholder, unless the Board approves the business combination. For a discussion of this provision and certain other differences between the laws of Arkansas and Delaware that may affect shareholders see “Significant Differences Between the Corporation Laws of Arkansas and Delaware” discussed below.

The Board believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company, to SWN Delaware, and to the owners of their securities because, among other reasons, a non-negotiated takeover bid: (i) may be timed to take advantage of temporarily depressed share prices; (ii) may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions; and (iii) may involve the acquisition of only a controlling interest in the corporation’s shares, without affording all shareholders the opportunity to receive the same economic benefits. By contrast, in a transaction in which a potential acquiror must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of the corporation’s business, properties, and other assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in the corporation’s business not yet reflected in the share price, and equality of treatment of all shareholders.

Despite the belief of the Board as to the benefits to shareholders of the Reincorporation, it may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt which is not approved by SWN Delaware’s board of directors, but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market value or over their cost bases in such shares. As a result, shareholders who might wish to participate in an unsolicited tender offer may not have an opportunity to do so. The Reincorporation was NOT proposed to prevent a change in control, and the Board is not aware of any present attempt to acquire control of the Company, or to obtain representation on the Board.

Comparison of the Charters and Bylaws of SWN Arkansas and SWN Delaware

There are significant similarities between the Delaware Certificate and the Company’s current amended and restated articles of incorporation (the “Arkansas Articles”). For example, both the Delaware Certificate and the Arkansas Articles provides for the authorization of 10,000,000 shares of preferred stock. The Delaware Certificate and the Arkansas Articles each entitle the Board to determine the rights, preferences, privileges and restrictions of the authorized but unissued preferred stock at the time of issuance. In addition, neither the Delaware Certificate nor the Arkansas Articles provides for a classified Board of Directors.

The following discussion is a summary of the material differences between the Arkansas Articles and bylaws (the “Arkansas Bylaws”) of SWN Arkansas and the Delaware Certificate and Delaware Bylaws. All statements herein are qualified in their entirety by reference to the respective corporation laws of Arkansas and Delaware and the full text of the Arkansas Articles and Arkansas Bylaws and the Delaware Certificate and Delaware Bylaws. Approval by our shareholders of the Reincorporation will automatically result in the adoption of all the provisions set forth in the Delaware Certificate and the Delaware Bylaws. A copy of the Delaware Certificate is attached as Annex B to this Proxy Statement and a copy of the Delaware Bylaws is attached as Annex C. The Arkansas Articles and Arkansas Bylaws are on file with the SEC and are available from the Company upon request.

Capitalization

The Arkansas Articles currently authorize the Company to issue up to 220,000,000 shares of common stock, par value $0.10 per share and 10,000,000 shares of preferred stock, $0.01 par value per share. The Delaware Certificate provides that the Company will have 540,000,000 authorized shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. Both the Arkansas Articles and the Delaware Certificate entitle the Board to determine the rights, preferences, privileges and restrictions of the authorized and unissued preferred stock at the time of issuance; provided, however, that no shares of any series of preferred stock may be issued without the approval of shareholders if (A) the voting rights of the shares of such series would be materially disproportionate to the voting rights of the shares of common stock or (B) the shares of such series would be convertible into a materially disproportionate number of shares of common stock, in each case taking into account the issue price of the shares of such series and the fair market value of the shares of common stock at the time of such issuance. If the Reincorporation proposal is approved but the proposal to increase the authorized number of common shares is not approved, prior to effecting the

Reincorporation, the Delaware Certificate will be amended to lower the number of authorized common shares to 220,000,000.

Cumulative Voting

Cumulative voting entitles a shareholder to cast as many votes as there are directors to be elected, multiplied by the number of shares registered in such shareholder’s name. The shareholder may cast all of such votes for a single nominee or may distribute them among any two or more nominees. Under Arkansas law, shareholders of a corporation do not have the right to cumulative voting unless provided in the articles of incorporation. The Arkansas Articles grant shareholders of the Company the right to cumulative voting.

Under Delaware law, cumulative voting in the election of directors is not permitted unless specifically provided for in a company’s charter or bylaws. The Delaware Certificate and the Delaware Bylaws do not provide for cumulative voting because the Board believes that all directors should be elected by a plurality of votes of shareholders.

The Board of Directors believes that each director elected to the Board should represent the interests of all shareholders. The elimination of cumulative voting should help ensure that each director acts in the best interests of all shareholders, because shareholders holding a majority of the voting shares will have the power to elect every director to be elected at any annual meeting. In making the determination to eliminate cumulative voting, the Board considered the governance criteria used by certain institutional investors in determining whether the failure to provide cumulative voting for the election of directors is disadvantageous to shareholders and found that, following the Reincorporation, SWN Delaware will meet the criteria under which it is acceptable not to provide for cumulative voting because:

•	SWN Delaware’s board of directors will be elected annually;

•	A majority of SWN Delaware’s board will be composed of independent directors;

•	The Company’s nominating committee is composed solely of independent directors;

•	SWN Delaware’s shareholders will be able to call special meetings or to act by written consent with less than 90 days’ notice;

•	There will be no classes of SWN Delaware stock with superior voting rights;

•	SWN Delaware’s board of directors will not have the sole right to change the size of the board beyond the range that is being approved by shareholders in connection with the Reincorporation;

•	The Company’s shareholder rights plan, which is being assumed by SWN Delaware, does not have a “dead-hand” provision that permits it to only be removed by the incumbent directors;

•	The process by which SWN Delaware’s directors will be chosen is described in this Proxy Statement;

•	The Company (as the predecessor of SWN Delaware) has total shareholder returns which greatly exceed its industry peers as shown under “Stock Performance Graph” above; and

•	Following the Reincorporation, SWN Delaware will have a confidential voting policy in effect substantially in the form attached hereto as Annex E.

Shareholder Action by Written Consent

Under Arkansas and Delaware law, shareholders are permitted to act by written consent in lieu of a shareholder meeting. The Arkansas Bylaws currently permit shareholders to take action by written consent, provided that the consent is signed by the minimum number of shareholders necessary to authorize such action at a meeting where all shares entitled to vote thereon were present and vote. However, under Arkansas law, if the shareholder action is on a proposal to increase the capital stock or bonded indebtedness of a corporation, such action may only be taken by written consent without a meeting upon the unanimous consent of all shareholders of the corporation. Under Delaware law, a corporation can restrict the ability of shareholders to act by written consent in lieu of a meeting by so providing in the corporation’s certificate of incorporation. The Delaware Certificate will provide shareholders with the same right to act by written consent as provided under Arkansas law. Under the Delaware Certificate, shareholders will be permitted to act by written consent in lieu of a meeting if the consent is signed by the number of shareholders necessary to authorize such action at a meeting where all shares entitled to vote thereon were present and vote; provided, however, that if the proposed shareholder action would have the effect of increasing the Company’s capital stock or indebtedness, such action may only be taken by written consent without a meeting upon the unanimous consent of all the Company’s shareholders.

Special Meetings of Shareholders

Under Arkansas law, a special meeting of shareholders may only be called by the board of directors, holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting and such additional persons as are authorized by the articles of incorporation or the bylaws. Under Delaware law, a special meeting of shareholders may be called by the board of directors or any other person authorized to do so in the certificate of incorporation or the bylaws. The Delaware Certificate and the Delaware Bylaws authorize the Board, the Chairman of the Board, the President, and holders of twenty-five percent (25%) or more of the voting shares of the Company to call a special meeting of shareholders.

Size of the Board of Directors

Arkansas law provides that the number of directors of the corporation may be fixed in the articles of incorporation or bylaws of a corporation or a range may be established for the number of directors, with the board of directors given authority to fix the exact number of directors within such range. The Arkansas Articles state that the number of directors may not be less than three and the Arkansas Bylaws establish a range of six to eight for the number of directors and authorize the Board to fix the exact number of directors within the range by resolution or unanimous written consent. Changes in the number of directors of more than thirty percent (30%) above or below the number of directors last approved by shareholders or changes in the range for the size of the board of directors can only be adopted with the approval of holders of a majority of the outstanding voting stock of the Company.

Delaware law provides that the number of directors of a corporation, or the range of authorized directors may be fixed or changed by the board of directors acting alone by amendment to the corporation’s bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation, in which case shareholder approval is required. The Delaware Certificate states that the number of directors may not be less than three and the Delaware Bylaws establish a range of six to ten for the number of directors and provide that the number of directors shall be fixed within these limits from time to time by resolution of a majority of the directors provided that changes in the size of the board of more than thirty percent (30%) above or below these limits can only be adopted with the approval of holders of a majority of the outstanding voting stock of the Company.

Filling Vacancies on the Board of Directors

Under Arkansas law, any vacancy on the Board, including newly created directorships, may be filled by the shareholders or the Board. If the number of directors is less than a quorum, a vacancy may be filled by a majority of directors then in office, even if less than a quorum. A vacancy created by removal of a director elected by a voting group of shareholders, if it is filled by shareholders, must be filled by shareholders of that voting group.

Under Delaware law, vacancies and newly created directorships may be filled by a majority of directors then in office, even if less than a quorum, or by a sole remaining director, unless otherwise provided for in a corporation’s certificate of incorporation or bylaws (or unless the certificate of incorporation directs that a particular class of stock is to elect such director(s), in which case a majority of the directors elected by such class, or a sole remaining director so elected, shall fill such vacancy or newly created directorship). The Delaware Bylaws provide that any vacancy, including any vacancy created by the removal of a director by the shareholders of SWN Delaware, may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

Monetary Liability of Directors

The Arkansas Articles and the Delaware Certificate both provide for the elimination of personal monetary liability of directors to the fullest extent permissible under the law of the respective states. The provision eliminating monetary liability of directors set forth in the Delaware Certificate is potentially more expansive than the corresponding provision in the Arkansas Articles due to differences between Arkansas and Delaware law. For a more detailed explanation of the foregoing, see “Significant Differences Between the Corporation Laws of Arkansas and Delaware – Indemnification,” below.

Indemnification

The Delaware Certificate permits SWN Delaware to indemnify its officers and directors to the fullest extent permitted under Delaware law. The Delaware Bylaws require SWN Delaware to indemnify and hold harmless each person who was or is a party, or threatened to be made a party, or is involved in any proceeding by reason of the fact that he or she is or was, or has agreed to become, a director, officer, employee or agent of SWN Delaware, or is or was serving at the request of SWN Delaware as a director, officer, or employee, or in a similar capacity with another entity, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred and suffered by or for him or her in connection with such proceeding or in any related appeal, provided that if the proceeding was initiated by the indemnified person, such proceeding must be authorized by the board of directors of the corporation.

Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, Delaware law authorizes a corporation to purchase indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

The indemnification provisions under the ABCA are substantially the same as those under DGCL. The Arkansas Articles authorized the Company to provide indemnification of agents for breach of duty to the Company and its shareholders and the Arkansas Bylaws require the Company to indemnify its directors and officers to the fullest extent not prohibited under Arkansas law and to provide advancement of litigation expenses. In addition, the Arkansas Bylaws allow the Company to indemnify its officers, employees and agents pursuant to Arkansas law.

For a further discussion of indemnification see “Significant Differences Between the Corporation Laws of Arkansas and Delaware – Indemnification.”

Bylaw Amendments

Both the Arkansas Bylaws and the Delaware Bylaws allow the stockholders or the Board to adopt, amend, alter or repeal the bylaws, with the exception, in the case of the Delaware Bylaws, of the bylaw establishing the size of the board which can only be amended, altered or repealed by the Board through the approval of a majority of the entire Board of Directors then in office.

Significant Differences Between the Corporation Laws of Arkansas And Delaware

The following provides a summary of major substantive differences between the corporation laws of Arkansas and Delaware. It is not an exhaustive description of all differences between the two states’ laws.

Arkansas Constitutional Provisions Requiring Shareholder Approval of Certain Actions

Article 12, Section 8 of the Arkansas Constitution provides that the stock and bonded indebtedness of a corporation shall not be increased without the consent of the persons holding the larger amount in value of stock, which consent must be obtained at a meeting where notice of such meeting has been provided not less than 60 days in advance of such meeting. The Delaware Constitution does not have an analogous provision.

Shareholder Approval of Certain Business Combinations

Delaware.    Under Section 203 of the DGCL, a Delaware corporation is prohibited from engaging in a “business combination” with an “interested stockholder” for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, 15% or more of the corporation’s outstanding voting shares (including any rights to acquire shares pursuant to an option, warrant, agreement, arrangement, or understanding, or upon the exercise of conversion or exchange rights, and shares with respect to which the person or entity has voting rights only). The three-year moratorium imposed by Section 203 on business combinations does not apply if (i) prior to the date on which such stockholder becomes an interested stockholder the board of directors of the subject corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder; (ii) upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least 85% of the corporation’s voting shares outstanding at the time the transaction commenced (excluding from the 85% calculation shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person or entity becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholders’ meeting by 66 2/3% of the outstanding voting shares not owned by the interested stockholder. Although a Delaware corporation to which Section 203 applies may elect not to be governed by Section 203, the Board intends that SWN Delaware be, and SWN Delaware has elected to be, governed by Section 203.

The Company believes that Section 203 will encourage any potential acquiror to negotiate with SWN Delaware’s board of directors. Section 203 also might have the effect of limiting the ability of a potential acquiror to make a two-tiered bid for SWN Delaware in which all stockholders would not be treated equally. Shareholders should note, however, that the application of Section 203 to SWN Delaware will confer upon the board of directors the power to reject a proposed business combination in certain circumstances, even though a potential acquiror may be offering a substantial premium for SWN Delaware’s shares over the then-current market price. Section 203 would also discourage certain potential acquirors unwilling to comply with its provisions.

Arkansas.    Arkansas law does not impose any restrictions or prohibitions on “business combinations” with shareholders and does not provide protection to shareholders against coercive two-tiered bids for a corporation in which the shareholders are not treated equally.

Classified Board of Directors

A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year.

Delaware.    Delaware law permits a corporation to establish a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered three-year terms of office, with only one class of directors standing for election each year. The Delaware Certificate does not provide for a classified board.

Arkansas.    Under Arkansas law, if a corporation has nine or more directors, the articles of incorporation may provide for a staggered board of directors with as many as three classes with staggered three-year terms of office and with only one class of directors standing for election each year. The Arkansas Articles do not provide for a classified board.

Removal of Directors

Delaware.    Under Delaware law, any director or the entire board of directors of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of at least a majority of the outstanding shares entitled to vote at an election of directors. The Delaware Certificate and the Delaware Bylaws do not provide for a classified board or cumulative voting, and, therefore, directors can be removed with or without cause.

Arkansas.    Under Arkansas law, any director may be removed, with or without cause, if the votes cast in favor of removal exceed the votes cast against removal; provided, however, if cumulative voting is authorized, a director may not be removed if the number of votes cast against removal would be sufficient to elect him or her. The Company currently has cumulative voting, which could adversely affect the ability of shareholders to remove a director.

Limitation of Liability

Arkansas law and Delaware law both permit a corporation to adopt a charter provision eliminating or limiting, with exceptions, the monetary liability of a director to the corporation or its shareholders for breach of the director’s duty.

Delaware.    The Delaware Certificate eliminates the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as directors to the fullest extent permitted by Delaware law, as that law exists currently and as it may be amended in the future. Under Delaware law, such a provision may not eliminate or limit a director’s monetary liability for: (i) breaches of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit. The Delaware Certificate does not eliminate or limit a director’s liability for violations of federal law (such as the federal securities laws) and certain state laws (including state securities laws), or affect the availability of non-monetary remedies such as injunctive relief or rescission.

Arkansas.    Arkansas law permits Arkansas corporations to include, in their charters, a provision eliminating or limiting the monetary liability of the corporation’s directors to the corporation or its shareholders for breaches of their duties as directors, subject to exceptions that are similar but not identical to the exceptions specified by Delaware law. The Arkansas Articles presently include a comparable provision under Arkansas law.

Indemnification

Delaware.    Delaware law generally permits the indemnification of expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in the defense or settlement of a direct, derivative, or third-party action, provided there is a determination by a majority vote of a disinterested quorum of the directors or a committee of disinterested directors, by independent legal counsel, or by the stockholders, that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe the conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any action by the corporation, including any derivative action, in which the person was adjudged liable.

Delaware law requires indemnification of reasonable defense expenses incurred by a director or officer, in any such proceeding, to the extent the director or officer was successful in the defense of the proceeding. Expenses incurred by an officer or director in defending an action may be advanced before the conclusion of a proceeding, under Delaware law, if the individual undertakes to repay such amounts if it ultimately is determined that he or she is not entitled to indemnification. In addition, Delaware law authorizes a corporation to purchase insurance for the benefit of its officers and directors whether or not the corporation would have the power to indemnify against the liability covered by the policy but subject to limits imposed by insurance law.

Arkansas.    Arkansas law permits an Arkansas corporation to indemnify any director, officer, employee, or agent of the corporation for expenses (including attorneys’ fees), judgments, fines, and settlement amounts to the extent that, as determined by a majority vote of a disinterested quorum of directors, by independent legal counsel in a written opinion if a disinterested quorum of directors so directs or such quorum is not obtainable, or by the shareholders, the individual acted in good faith and in a manner he or she believed to be in (or not opposed to) the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe the conduct was unlawful. Arkansas law does not permit indemnification if the person is held liable to the corporation, including in a derivative action, except to the extent that the court concludes that despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnification for those expenses that the court deems proper.

Arkansas law requires indemnification of reasonable defense expenses incurred by a director, officer, employee or agent, in any such proceeding, to the extent the director, officer, employee or agent was successful in the defense of the proceeding. Expenses incurred by an officer or director in defending an action may be advanced before the conclusion of a proceeding, under Arkansas law, if the individual undertakes to repay such amounts if it ultimately is determined that he or she is not entitled to indemnification. In addition, Arkansas law authorizes a corporation to purchase insurance for the benefit of its officers, directors, employees, and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

SWN Arkansas has indemnification agreements with its officers and directors indemnifying them to the fullest extent not prohibited under Arkansas law, and SWN Delaware will assume SWN Arkansas’ obligations under those agreements and will amend the agreements to indemnify the directors and officers to the fullest extent permitted under the DGCL.

Inspection of Shareholder List and Books and Records

Arkansas law provides a shareholder and his, her or its agent or attorney with a right to inspect (beginning two business days after notice of a meeting is given) and copy the corporation’s shareholder list. Arkansas law also permits any shareholder, on at least five business days advance written demand to the corporation, to inspect (i) the articles of incorporation and bylaws of the corporation and all amendments thereto that are in effect, (ii) board resolutions of the corporation relating to the creation of any class of shares that are still outstanding, (iii) minutes of shareholder meetings, records of actions taken by shareholders without a meeting and all written communications to shareholders, including financial statements, for the past three years, (iv) the names and addresses of the current directors and officers and (v) the most recent annual franchise tax report delivered to the Arkansas Secretary of State. In addition, a shareholder satisfying specified conditions is entitled to inspect (i) excerpts of minutes of any meeting of the board of directors and records of any actions of any committee of the board of directors and of actions taken by the board of directors without a meeting, (ii) accounting records, and (iii) the record of shareholders, in each case to the extent directly connected to the purpose of such inspection. Delaware law also permits any stockholder of record, upon compliance with procedures specified in the DGCL, to inspect a list of stockholders entitled to vote at a meeting and the corporation’s other books and records for any proper purpose reasonably related to such person’s interest as a stockholder. However, Delaware law contains no provision comparable to the other specific rights of inspection provided by Arkansas to shareholders.

Dividends and Repurchases of Shares

Delaware.    Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding shares of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

Arkansas.    Under Arkansas law, a corporation may not make any distribution to its shareholders if, after giving effect to the distribution: (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Shareholder Voting

Amendment of Charter Documents.    Under Arkansas and Delaware law, the provisions of a corporation’s charter document may be amended by the affirmative vote of the holders of a simple majority of the outstanding shares entitled to vote on such an amendment.

Statutory Mergers.    Both Arkansas and Delaware law generally require that the holders of a majority of the shares of the constituent corporations in a statutory merger approve the merger. However, Delaware law does not require a vote of stockholders of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (i) the merger agreement does not amend the corporation’s existing certificate of incorporation; (ii) each share of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (iii) either (x) no shares of common stock of the surviving corporation and no shares, securities, or obligations convertible into such stock are to be issued or delivered under the plan of merger, or (y) the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities, or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger. Arkansas law contains a similar exception to its voting requirements for mergers where (i) the number of voting shares outstanding after the merger plus the number of voting shares issuable as a result of the merger (either by conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger) will not exceed by more than 20% the total number of voting shares outstanding immediately before the merger and (ii) the number of shares entitled to distributions (“participating shares”) outstanding after the merger plus the number of participating shares issuable as a result of the merger (either by conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger) will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

Appraisal Rights

Under both Arkansas and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights, pursuant to which such shareholder may receive cash in the amount of the fair market value of his, her or its shares in lieu of the consideration he, she or it would otherwise receive in the transaction.

Delaware.    Under Delaware law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, and such appraisal rights are not available: (i) with respect to the sale, lease, or exchange of all or substantially all of the assets of a corporation; (ii) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations; or (iii) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under Delaware law.

Arkansas.    Under Arkansas law, a shareholder has a right of appraisal with respect to (i) a plan or merger that requires the approval of the shareholder, (ii) a merger of a parent corporation with its subsidiary effected without shareholder approval, (iii) a plan of share exchange in which the corporation’s shares will be acquired that requires the approval of the shareholder, (iv) a sale or exchange of all or substantially all of the property (other than in the usual and regular course of business) that requires the approval of the shareholder, including a sale in dissolution but excluding a sale for cash pursuant to a plan by which all or substantially all of the net proceeds will be distributed to shareholders within one year of the sale, (v) certain amendments of the articles of incorporation that materially and adversely affect rights of a holder of shares and (vi) any corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provide that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares. Accordingly, shareholders have more limited appraisal rights under Delaware law. DISSENTERS’ RIGHTS ARE AVAILABLE TO SHAREHOLDERS OF THE COMPANY WITH RESPECT TO THE REINCORPORATION. See “Appraisal Rights of Dissenting Shareholders.”

Dissolution

Delaware.    Under Delaware law, unless the board of directors approves a proposal to dissolve, the dissolution must be unanimously approved by all the stockholders entitled to vote thereon. Only if a dissolution is initially approved by the board of directors may the dissolution be approved by a simple majority of the outstanding shares of the corporation’s stock entitled to vote. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority (greater than a simple majority) voting requirement in connection with dissolutions. The Delaware Certificate contains no such supermajority voting requirement.

Arkansas.    Under Arkansas law, in order for a corporation to dissolve (i) the corporation’s board of directors must recommend such dissolution (which recommendation may be conditioned on any basis) to the shareholders and (ii) shareholders representing a majority (or such other greater vote required by the articles of incorporation or the directors as a condition to the dissolution proposal) of all votes entitled to be cast must approve such dissolution; provided that no recommendation is required if the board determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to shareholders.

Interested Director Transactions

Under both Arkansas and Delaware law, certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable simply because of such interest, provided that certain conditions are met, such as obtaining required disinterested board approval, fulfilling the requirements of good faith and full disclosure, or proving the fairness of the transaction. With minor exceptions, the conditions are similar under Arkansas and Delaware law.

Loans to Officers and Employees

Delaware.    Under Delaware law, a Delaware corporation may make loans to, guarantee the obligations of, or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

Arkansas.    Under Arkansas law, any loan or guaranty to or for the benefit of a director of a corporation requires either (i) the approval of a majority of votes represented by outstanding voting shares excluding the shares of the director to be benefited or (ii) a determination by the board of directors that the loan or guarantee benefits the corporation and the approval of the specific loan or a general plan authorizing loans and guarantees. Arkansas law does not expressly limit or prohibit a corporation from making a loan to or guaranteeing the obligation of its officers or other employees and those of its subsidiaries.

Both SWN Arkansas and SWN Delaware (assuming the Reincorporation is consummated) are prohibited from making loans to their respective executive officers and directors pursuant to Section 402 of the Sarbanes-Oxley Act of 2002.

Shareholder Derivative Suits

Delaware.    Under Delaware law, a shareholder may bring a derivative action on behalf of the corporation only if the stockholder was a shareholder of the corporation at the time of the transaction in question or if his, her or its stock thereafter devolved upon him, her or it by operation of law.

Arkansas.    Arkansas law provides that a shareholder may bring a derivative action on behalf of the corporation only if the shareholder was a shareholder of the corporation at the time of the transaction in question or he, she or it became a shareholder through transfer by operation of law from one who was a shareholder at that time.

Certain United States Federal Income Tax Consequences

The following is a discussion of certain United States federal income tax considerations that may be relevant to the Company’s shareholders who receive shares of SWN Delaware Common Stock in exchange for their shares of SWN Arkansas Common Stock as a result of the Reincorporation. The discussion is addressed only to shareholders that hold their SWN Arkansas Common Stock as a capital asset and addresses only the specific United States federal income tax consequences set forth below and does not address any other federal, state, local or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Reincorporation or any other transaction, including any transaction undertaken in connection with the Reincorporation. The discussion does not address all of the tax consequences of the Reincorporation that may be relevant to particular shareholders of the Company, such as dealers in securities, or those shareholders who acquired their shares upon the exercise of options, nor does it address the tax consequences to holders of options or other rights to acquire shares of SWN Arkansas Common Stock. In view of the varying nature of such tax consequences, each shareholder is urged to consult his, her or its own tax advisor as to the specific tax consequences of the Reincorporation, including the applicability of federal, state, local, and foreign tax laws.

We believe that the Reincorporation will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code. Subject to the qualifications discussed above, the following tax consequences generally will result for shareholders of SWN Arkansas Common Stock under that treatment:

•	No gain or loss will be recognized by holders of SWN Arkansas Common Stock upon receipt of SWN Delaware Common Stock pursuant to the Reincorporation;

•	The aggregate tax basis of the SWN Delaware Common Stock received by each shareholder in the Reincorporation will be equal to the aggregate tax basis of the SWN Arkansas Common Stock surrendered in exchange therefor;

•	The holding period of the SWN Delaware Common Stock received by each shareholder of the Company will include the period for which such shareholder held the SWN Arkansas Common Stock surrendered in exchange therefor, provided that the SWN Arkansas Common Stock was held by the shareholder as a capital asset at the time of the Reincorporation; and

•	The Reincorporation will not constitute a taxable event to the Company for U.S. federal income tax purposes.

State, local, or foreign income tax consequences to shareholders may vary from the federal tax consequences described above. The Company has not requested a ruling from the Internal Revenue Service, nor an opinion from its outside legal counsel, with respect to the federal income tax consequences of the Reincorporation under the Code. In any case, such an opinion would neither bind the IRS nor preclude it from asserting a contrary position.

Securities Act Consequences

The shares of the SWN Delaware common stock to be issued in exchange for shares of SWN Arkansas common stock are not being registered under the Securities Act of 1933, as amended (the “Securities Act”). In that regard, SWN Delaware is relying on Rule 145(a)(2) under the Securities Act, which provides that a merger which has “as its sole purpose” a change in the domicile of a corporation does not involve the sale of securities for purposes of the Securities Act, and on interpretations of that rule by the SEC, which indicate that the making of certain changes to the charter documents of the Company which could otherwise be made only with the approval of the shareholders of either corporation does not render Rule 145(a)(2) inapplicable.

After the Reincorporation, SWN Delaware will continue to file periodic reports and other documents with the SEC and provide to its stockholders the same type of information that SWN Arkansas has previously filed and provided. Stockholders holding restricted shares of SWN Arkansas common stock will have shares of SWN Delaware common stock that are subject to the same restrictions on transfer as those to which their present shares are subject, and their stock certificates, if surrendered for replacement certificates representing shares of SWN Delaware common stock, will bear the same restrictive legend as appears on their present stock certificates. For purposes of computing compliance with the holding period requirement of Rule 144 under the Securities Act, it is expected that stockholders will be deemed to have acquired their shares of SWN Delaware common stock on the date full payment of the purchase price was made for the shares of SWN Arkansas common stock. In summary, SWN Delaware and its stockholders will be in the same respective positions under Rule 144 after the merger as were SWN Arkansas and its shareholders prior to the merger.

Interest of Certain Persons in, or in Opposition to, Matters to be Acted Upon

As the Company anticipates that the officers and directors of SWN Delaware (who are currently the officers and directors of the Company) will enter into new indemnification agreements, they may be deemed to have a personal interest in the Reincorporation. Other than as set forth in the preceding sentence, no person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Company, nor associate of the foregoing persons has any substantial interest, direct or indirect, in the Company’s change of state of incorporation that differs from that of other shareholders of the Company. No director of the Company opposed the Reincorporation.

Appraisal Rights of Dissenting Shareholders

If the Reincorporation is consummated, dissenting holders of the Company’s common stock will be entitled to demand payment by the Company of the “fair value” of their shares by complying with the provisions set forth in Subchapter 13 of the ABCA. Under Section 4-27-1301 of the ABCA, “fair value” is defined, with respect to a dissenter’s shares, as the “value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of such action, unless exclusion would be inequitable.” The following is a brief summary of Sections 4-27-1320 through 4-27-1328 of the ABCA, which set forth the procedure for exercising dissenters’ rights with respect to the

Reincorporation and demanding statutory appraisal rights. This summary is qualified in its entirety by reference to Subchapter 13 of the ABCA, the text of which is attached as Annex D to this Proxy Statement.

A shareholder who wishes to assert dissenters’ rights in connection with the Reincorporation must comply with the following procedures:

•	File a Written Demand – To obtain such fair value, a dissenting shareholder must deliver to the Company before the vote is taken at the Annual Meeting a written notice of his intent to demand payment for his shares if the Reincorporation is effectuated.

•	Not Vote in Favor of the Reincorporation – A shareholder will not have the right to dissent if he votes in favor of the Reincorporation. If any form of proxy with respect to the Reincorporation is signed and returned to the Company, but no instruction is indicated thereon with respect to the approval and adoption of the Reincorporation, and if the proxy is unrevoked, the proxy will be voted in favor of the Reincorporation and will be considered a vote for the Reincorporation with respect to the right to dissent of the shareholder giving the proxy.

•	Notification by SWN Delaware – If the Reincorporation is authorized at the Annual Meeting, the Company, or SWN Delaware, as the surviving corporation, as the case may be, will notify within ten days after the date of consummation of the Reincorporation all shareholders who have timely filed an objection to such action. The notice will be accompanied by a copy of Subchapter 13 of the ABCA and will:

•	state where payment demand must be sent and where and when certificates for certificated shares must be deposited;

•	inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

•	supply a form for demanding payment (the “Payment Demand”) that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires the person asserting dissenters’ rights to certify whether or not he acquired beneficial ownership of the shares before that date; and

•	set a date (the “Payment Demand Deadline”), not less that thirty (30) or more than sixty (60) days after the date the notice is delivered, by which SWN Delaware must receive the completed Payment Demand.

•	Demand for Payment – A shareholder who has timely filed a written objection, has not voted in favor of the Reincorporation, deposits certificates for certificated shares in accordance with the terms of the Company’s notice discussed above and returns the Payment Demand to the Company or SWN Delaware on or prior to the Payment Demand Deadline will receive the fair value of his shares. A shareholder who fails to return the Payment Demand by the Payment Demand Deadline will be bound by the terms of the Reincorporation.

•	Payment – As soon as the Reincorporation is effected, or upon receipt of a timely Payment Demand, SWN Delaware will pay each dissenter who complied with the requirements the amount SWN Delaware estimates to be the fair value of his shares, plus accrued interest. The payment will be accompanied by a statement of the estimate of the fair value of the shares, an explanation as to how interest was calculated and certain required financial statements of the Company in addition to a copy of Subchapter 13 of the ABCA. The statement will also advise the dissenter of his right under Section 4-27-1328 of the ABCA, in certain circumstances, to notify the Company or SWN Delaware within thirty days (30) of receiving the payment, of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate.

•

Judicial Appraisal of Shares – If a demand for payment under Section 4-27-1328 of the ABCA remains unsettled, the Company or SWN Delaware will, within sixty (60) days after receiving such demand, commence a proceeding and file a petition relating to all dissenters whose demands remain unsettled in the Washington County Circuit Court, Washington County, Arkansas, asking for a finding and determination of the fair value and accrued interest of such shares, and shall serve each dissenter with a copy of the petition.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REINCORPORATION PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE REINCORPORATION PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

PROPOSAL NO. 4

INCREASE IN AUTHORIZED COMMON STOCK

If the Reincorporation is approved, the Board of Directors is also proposing an increase of 320,000,000 in the number of authorized shares of common stock. The Board of Directors has included the increase in the authorized number of shares of common stock as part of the Reincorporation because a limited number of shares are available following the Company’s two “two-for-one” stock splits and the equity offering that were effected in 2005. As of March 24, 2006, the Company had [                    ] shares of common stock outstanding, 102,000,000 shares reserved for issuance with respect to the common share purchase rights (the “Rights”) attached to the common stock and an aggregate of [                    ] shares reserved for issuance under its existing equity compensation plans and agreements. As a result, the Company does not have, and SWN Delaware would not have, a sufficient number of available authorized shares to effect any further stock splits or any shares that are not reserved that may be issued for other business purposes.

The Board of Directors believes the availability of additional authorized shares will enable SWN Delaware to act with flexibility when and as the need arises to issue additional shares in the future without the delays necessitated by having to obtain a shareholder vote (except as otherwise required by law or by the rules of any securities exchange on which the shares are listed) and to take advantage of changing market and financial conditions in a more timely manner. Among the possible reasons for issuing additional shares would be to increase SWN Delaware’s capital through sales of its common stock, to engage in other types of capital transactions, and to satisfy existing contractual commitments. Other than the existing Amended and Restated Rights Agreement relating to the Rights and equity compensation plans and agreements which SWN Delaware will assume, SWN Delaware has no plan, agreement or arrangement for the issuance of any shares of common stock in connection with any such transaction or contractual commitment. If this proposal and the Reincorporation are approved, the Board of Directors may issue such additional authorized shares of common stock without further shareholder approval in return for such consideration in money, property, or other things of value as the Board of Directors, in its discretion, shall determine. In some instances, shareholder approval for the issuance of additional shares may be required by law or by the requirements of the New York Stock Exchange, on which the Company’s common stock is now listed and SWN Delaware’s common stock will be listed, or the obtaining of such approvals may be otherwise necessary or desirable. In particular, the NYSE requires shareholder approval for acquisition transactions where the issuance could increase the number of shares outstanding by 20% or more and for an increase in shares reserved for issuance under certain equity compensation plans for the Company’s employees. In such cases, further shareholder authorization will be solicited.

The Company’s Board of Directors has not proposed the increase in the number of authorized shares with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company.

Vote Required for Increase in Authorized Common Stock and Board of Directors’ Recommendation

Arkansas law requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of SWN Arkansas to approve the increase in the authorized number of common shares. The Board of Directors has also conditioned the increase in the authorized number of common shares upon the approval by shareholders of the Reincorporation proposal. If the shareholders approve both the increase in the authorized number of common shares and the Reincorporation, the Delaware Certificate and the Delaware Bylaws attached as Annexes B and C to this Proxy Statement would become the Certificate of Incorporation and Bylaws, respectively, of the surviving corporation.

The Board of Directors unanimously approved and recommends that you vote “FOR” both the proposed increase in the Company’s authorized number of common shares and the Reincorporation. The effect of an abstention or a broker nonvote is the same as that of a vote against the proposals.

PROPOSALS FOR 2007 ANNUAL MEETING

Shareholder proposals intended to be presented for possible inclusion in the Company’s proxy materials for the 2007 Annual Meeting of Shareholders must be received by the Company at its principal offices not later than November 30, 2006. Any shareholder submitting a proposal intended to be brought before the 2007 Annual Meeting who has not sought inclusion of the proposal in the Company’s proxy materials must provide written notice of such proposal to the Secretary of the Company at the Company’s principal executive offices not less than 50, nor more than 75, days prior to the called meeting date. If less than 65 days (45 days if the Reincorporation is approved and effected) notice of the Annual Meeting is given written notice of any such proposal must be received no later than the close of business on the 15th day following the day on which notice of the Annual Meeting date was mailed. The Company’s by-laws require that notices of shareholder proposals contain certain information about any proposal and the proposing shareholder. A copy of the relevant by-law provisions may be obtained by contacting Mark K. Boling, Secretary, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 300, Houston, Texas 77032, (281) 618-4700.

OTHER BUSINESS

While the Notice of Annual Meeting of Shareholders calls for transaction of such other business as may properly come before the meeting, the Company’s management has no knowledge of any matters to be presented for action by shareholders at the meeting other than as set forth in this Proxy Statement. If any other business should come before the meeting, the persons named in the proxy have discretionary authority to vote in accordance with their best judgment. Shareholders may bring additional proposals before the meeting provided written notice of any such proposal is received at the Company’s principal executive offices no later than the close of business on April 15, 2006. The Company’s by-laws require that this notice must contain certain information about any proposal and the proposing shareholder. A copy of the relevant by-law provisions may be obtained by contacting Mark K. Boling, Secretary, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 300, Houston, Texas 77032, (281) 618-4700. If the Reincorporation is approved and consummated, the by-law provisions governing the information required to be included in notices of shareholder proposals will be as set forth in Annex C to this Proxy Statement.

Any shareholder who has not received a copy of the Company’s Annual Report and Form 10-K may obtain a copy free of charge by contacting Mark K. Boling, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 300, Houston, Texas 77032.

By Order of the Board of Directors

MARK K. BOLING Executive Vice President, General Counsel & Secretary

Dated: March 31, 2006

EXHIBIT A

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

I.    Statement of Principles

The Audit Committee of the Board of Directors (the “Audit Committee”) is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Company. The SEC has issued rules specifying the types of services that an independent auditor may not provide to its audit client, as well as the audit committee’s administration of the engagement of the independent auditor. Accordingly, the Audit Committee has adopted, and the Board of Directors has ratified, this Audit and Non-Audit Services Pre-Approval Policy (the “Policy”), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditor may be pre-approved. As set forth in this Policy, unless a type of service has received the pre-approval of the Audit Committee as set forth in the appendices to this Policy, it will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor.

In making its pre-approval determinations, the Audit Committee will consider whether the applicable services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative.

The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services and the total amount of fees for certain permissible non-audit services classified as All Other services.

The appendices to this Policy describe the Audit, Audit-related, Tax and All Other services that have the pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee may add or subtract to the list of pre-approved services from time to time, based on subsequent determinations.

The purpose of this Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities. It does not delegate the Audit Committee’s responsibilities to pre-approve services performed by the independent auditor to management.

The independent auditor has reviewed this Policy and believes that implementation of the policy will not adversely affect the auditor’s independence.

II.    Delegation

As provided in the SEC’s rules, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

III.    Audit Services

Although the fee levels for the annual Audit services engagement are included as items 1 and 2 on Appendix A to this Policy, the actual Audit services engagement terms and fees will be subject to the specific

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pre-approval of the Audit Committee as set forth in an engagement letter executed by the chairman of the Audit Committee and the independent auditor. Audit services shall include the annual financial statement audit (including required quarterly reviews) and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements, and may include subsidiary audits and equity investment audits. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly reviews. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting. The Audit Committee will monitor the Audit services engagement as necessary, but no less than on a quarterly basis, and will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval to other Audit services, which are those services that only the independent auditor reasonably can provide. Other Audit services may include statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

The Audit Committee has pre-approved the Audit services identified as items 3, 4 and 5 on Appendix A. All other Audit services not listed on Appendix A must be separately pre-approved by the Audit Committee.

IV.    Audit-related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. Because the Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence, the Audit Committee may grant pre-approval to Audit-related services. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

The Audit Committee has pre-approved the Audit-related services on Appendix B. All other Audit-related services not listed on Appendix B must be separately pre-approved by the Audit Committee.

V.    Tax Services

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence and the SEC has stated that the independent auditor may provide such services. Therefore, the Audit Committee believes it may grant pre-approval to those Tax services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence. The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee will consult with the Controller or outside counsel to determine that the tax planning and reporting positions are consistent with this policy.

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Pursuant to the preceding paragraph, the Audit Committee has pre-approved the Tax services on Appendix C. All Tax services involving large and complex transactions not listed on Appendix C must be separately pre-approved by the Audit Committee, including: tax services proposed to be provided by the independent auditor to any executive officer or director of the Company, in his or her individual capacity, where such services are paid for by the Company.

VI.    All Other Services

The Audit Committee believes, based on the SEC’s rules prohibiting the independent auditor from providing specific non-audit services, that other types of non-audit services are permitted. Accordingly, the Audit Committee believes it may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence.

The Audit Committee has not yet pre-approved any services in the “All Other” category. At such time (if ever) that the Audit Committee elects to pre-approve any such services by the independent auditor, the same shall be described on Appendix D. Permissible All Other services not listed on Appendix D must be separately pre-approved by the Audit Committee.

A list of the SEC’s prohibited non-audit services is attached to this policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII.    Pre-Approval Fee Levels or Budgeted Amounts

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts by more than ten percent (10%) will require specific pre-approval by the Audit Committee. The pre-approved fee levels set forth in the Appendices to this Policy do not include out-of-pocket expenses incurred by the independent auditor.

The Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services, and the total amount of fees for services classified as All Other services.

VIII.    Procedures

All requests or applications for services to be provided by the independent auditor that do not require separate approval by the Audit Committee will be submitted to the Company’s Controller and must include a detailed description of the services to be rendered. The Controller will determine whether such services are included within the list of services that have received the pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

The Audit Committee has designated the internal auditor to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this Policy.

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The internal auditor will report to the Audit Committee on a periodic basis on the results of its monitoring. Both the internal auditor and management will immediately report to the chairman of the Audit Committee any breach of this Policy that comes to the attention of the internal auditor or any member of management.

The Audit Committee will also review the internal auditor’s annual internal audit plan to determine that the plan provides for the monitoring of the independent auditor’s services.

IX.    Additional Requirements

The Audit Committee has determined to take additional measures on an annual basis to meet its responsibility to oversee the work of the independent auditor and to assure the auditor’s independence from the Company, such as reviewing a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1, and discussing with the independent auditor its methods and procedures for ensuring independence.

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APPENDIX A

Pre-Approved Audit Services for the Audit of December 31, 2005

Financial Statements and Other Audit Services for Fiscal Year 2006

Dated: October 24, 2005

Service	Range of Fees

1. Audit of the Company’s consolidated financial statements and attestation report on internal controls for the year ended December 31, 2005	$450,000

2. Interim reviews of the Company’s quarterly financial statements for each of the three quarters ended March 31, 2006, June 30, 2006 and September 30, 2006	$52,500

3. Statutory audits or financial audits for subsidiaries or affiliates of the Company	$20,000

4. Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters	$25,000

5. Consultations by the company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be “audit-related” services rather than “audit” services)	$10,000

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APPENDIX B

Pre-Approved Audit-Related Services for the Audit of December 31, 2005

Financial Statements and Other Audit-Related Services for Fiscal Year 2006

Date: October 24, 2005

Service	Range of Fees

1. Due diligence services pertaining to potential business acquisitions/dispositions including review of financial statements, financial data and records, and discussions with acquiree/acquiror finance and accounting personnel	$20,000

2. Financial statement audits of employee benefit plans	$50,000

3. Consultations by the company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be “audit” services rather than “audit-related” services)	$10,000

4. Subsidiary or equity investee audits not required by statute or regulation that are incremental to the audit of the consolidated financial statements	$20,000

5. Closing balance sheet audits pertaining to dispositions	$20,000

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APPENDIX C

Pre-Approved Tax Services for Tax Returns for Year Ended December 31, 2005

and Other Tax Services for Fiscal Year 2006

Dated: October 24, 2005

Service	Range of Fees

1. U.S. federal, state and local tax planning and advice on mergers, acquisitions and restructurings	$10,000

2. U.S. federal, state and local tax assistance responding to requests from the company’s tax department regarding technical interpretations, applicable laws and regulations, and tax accounting	$10,000

3. Review of federal, state and local income, franchise, and other tax returns, including consultations regarding applicable handling of items for tax returns, required disclosures, elections, and filing positions available to the company	$22,000

4. Assistance with tax audits and appeals before the IRS and similar state and local agencies, as requested by the company’s tax department	$10,000

A-vii

APPENDIX D

Pre-Approved All Other Services for Fiscal Year 2006

Dated: October 24, 2005

Service	Range of Fees

None Pre-Approved	N/A

A-viii

EXHIBIT 1

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contributions-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

A-ix

ANNEX A

AGREEMENT AND PLAN OF MERGER

OF

SOUTHWESTERN ENERGY COMPANY

(A Delaware Corporation)

AND

SOUTHWESTERN ENERGY COMPANY

(An Arkansas Corporation)

THIS AGREEMENT AND PLAN OF MERGER, dated as of May [    ], 2006 (the “Agreement”), is made by and between Southwestern Energy Company, a Delaware corporation (“SWN Delaware”), and Southwestern Energy Company, an Arkansas corporation (“SWN Arkansas”). SWN Delaware and SWN Arkansas are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

A. SWN Arkansas is a corporation duly organized and existing under the laws of the State of Arkansas and has an authorized capital of 230,000,000 shares, consisting of 220,000,000 shares of common stock, par value $0.10 per share and 10,000,000 shares of preferred stock, $0.01 par value per share. The preferred stock of SWN Arkansas is undesignated as to series, rights, preferences, privileges, or restrictions. As of May [    ], 2006, there were [                ] shares of common stock of SWN Arkansas issued and outstanding and no shares of preferred stock of SWN Arkansas were issued and outstanding.

B. SWN Delaware is a corporation duly organized and existing under the laws of the State of Delaware and, on the date hereof, has authorized capital of 550,000,000 shares, consisting of 540,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. The Preferred Stock of SWN Delaware is undesignated as to series, rights, preferences, privileges, or restrictions. As of the date hereof, 100 shares of common stock of SWN Delaware were issued and outstanding, all of which were held by SWN Arkansas, and no shares of preferred stock of SWN Delaware were issued and outstanding.

C. SWN Delaware is a wholly owned subsidiary of SWN Arkansas.

D. The Board of Directors of SWN Arkansas has determined that, for the purpose of effecting the reincorporation of SWN Arkansas in the State of Delaware, it is advisable and in the best interests of SWN Arkansas and its shareholders that SWN Arkansas merge with and into SWN Delaware upon the terms and conditions provided herein (the “Merger”).

E. The respective Boards of Directors of SWN Delaware and SWN Arkansas have approved and adopted this Agreement and have directed that this Agreement be submitted to a vote of their sole stockholder and shareholders, respectively, and executed by the undersigned officers.

F. The Merger is intended to qualify as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, SWN Delaware and SWN Arkansas hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE I

MERGER

1.1 Merger.    In accordance with the provisions of this Agreement, the Delaware General Corporation Law (the “DGCL”) and the Arkansas Business Corporation Act of 1987, as amended (the “ABCA”), SWN Arkansas shall be merged with and into SWN Delaware (the “Merger”), the separate existence of SWN Arkansas shall cease, and SWN Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. SWN Delaware shall be, and is sometimes referred to herein as, the “Surviving Corporation.” The name of the Surviving Corporation shall be Southwestern Energy Company.

1.2 Filing and Effectiveness.    The Merger shall become effective when the following actions shall have been completed:

(a) this Agreement and the Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the DGCL and the ABCA;

(b) all of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

(c) an executed Certificate of Merger meeting the requirements of the DGCL shall have been filed with the Secretary of State of the State of Delaware; and

(d) this Agreement, together with an executed articles of merger, as provided in Section 4-27-1105 of the ABCA, shall have been filed with the Secretary of State of the State of Arkansas.

The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date of the Merger.”

1.3 Effect of the Merger.    Upon the Effective Date of the Merger, the separate existence of SWN Arkansas shall cease and SWN Delaware, as the Surviving Corporation shall:

(i) continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger;

(ii) be subject to all actions previously taken by its and SWN Arkansas’ Board of Directors;

(iii) succeed, without other transfer, to all of the assets, rights, powers and property of SWN Arkansas in the manner more fully set forth in Section 259 of the DGCL;

(iv) continue to be subject to all of the debts, liabilities and obligations of SWN Delaware as constituted immediately prior to the Effective Date of the Merger; and

(v) succeed, without other transfer, to all of the debts, liabilities and obligations of SWN Arkansas in the same manner as if SWN Delaware had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the ABCA. Without limiting the generality of the foregoing, any claim existing or action or proceeding pending by or against Surviving Corporation or SWN Arkansas at the Effective Date of the Merger may, thereafter, be prosecuted by or against Surviving Corporation, as the surviving corporation, or, in connection with any such action or proceeding to which SWN Arkansas is a party, Surviving Corporation, as the surviving corporation, may be substituted in place of SWN Arkansas. Neither the rights of creditors nor any liens upon the property of either Surviving Corporation or SWN Arkansas shall be impaired by reason of the Merger.

ARTICLE II

CHARTER DOCUMENTS AND OFFICERS

2.1 Certificate of Incorporation.    The Certificate of Incorporation of SWN Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2 Bylaws.    The Bylaws of SWN Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3 Directors and Officers.    The directors and officers of SWN Arkansas immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

ARTICLE III

MANNER OF CONVERSION OF STOCK

3.1 SWN Arkansas Common Stock.    Upon the Effective Date of the Merger, each share of SWN Arkansas Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be automatically converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, $0.01 par value, of the Surviving Corporation.

3.2 SWN Delaware Common Stock.    Upon the Effective Date of the Merger, each share of Common Stock, $0.01 par value, of SWN Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by SWN Delaware, the holder of such shares or any other person, be automatically canceled and returned to the status of authorized but unissued shares.

3.3 Exchange of Certificates.    After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of SWN Arkansas Common Stock may, at such stockholder’s option, surrender the same for cancellation to Computershare Trust Company, N.A., as exchange agent (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Common Stock into which the surrendered shares were converted as provided herein. Unless and until so surrendered, each outstanding certificate theretofore representing shares of SWN Arkansas common stock, par value $0.10 per share, shall be deemed for all purposes to represent the number of shares of the Surviving Corporation’s common stock, par value $0.01 per share, into which such shares of SWN Arkansas common stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to, and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by, such outstanding certificate as provided above.

Each certificate representing common stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of SWN

Arkansas so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation. If any certificate for shares of SWN Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to SWN Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of SWN Delaware that such tax has been paid or is not payable.

ARTICLE IV

OPTIONS AND RIGHTS

4.1 Options.    Upon the Effective Date, (a) SWN Delaware will assume and continue all of SWN Arkansas’ stock option plans, including but not limited to the 2004 Stock Incentive Plan, the 2002 Employee Stock Incentive Plan, the 2000 Stock Incentive Plan, the 1993 Stock Incentive Plan and the 1993 Stock Incentive Plan for Outside Directors, and all of the outstanding and unexercised portions of all options and rights to buy common stock, par value $0.10 per share, of SWN Arkansas shall become options or rights for the same number of shares of common stock, par value $0.01 per share, of SWN Delaware, with no other changes in the terms and conditions of such options or rights, including exercise prices, and effective upon the Effective Date, SWN Delaware hereby assumes the outstanding and unexercised portions of such options and rights and the obligations of SWN Arkansas with respect thereto and (b) one share of SWN Delaware common stock shall be reserved for issuance under the stock option plans of SWN Delaware from and after the Effective Date of the Merger for each one full share of common stock of SWN Arkansas reserved for issuance under the stock option plans of SWN Arkansas immediately prior to the Effective Date of the Merger.

4.2 Other Employee Benefit Plans.    Upon the Effective Date, SWN Delaware will assume and continue all obligations of SWN Arkansas under any and all employee benefit plans in effect as of the Effective Date of the Merger or with respect to which employee rights or accrued benefits are outstanding as of the Effective Date, including but not limited to, the 401(k) Savings Plan, the Incentive Compensation Plan, the Supplemental Retirement Plan (including the related Supplemental Retirement Plan Trust) and the Non-Qualified Retirement Plan.

4.3 Rights Plan.    Upon the Effective Date, SWN Delaware will assume and continue all obligations of SWN Arkansas and will assume all rights outstanding under the Amended and Restated Rights Agreement between Southwestern Energy Company and the First Chicago Trust Company of New York dated April 12, 1999, as amended by Amendment No. 1 to the Amended and Restated Rights Agreement between Southwestern Energy Company and Equiserve Trust Company as successor to the First Chicago Trust Company of New York dated March 15, 2002.

ARTICLE V

GENERAL

5.1 Covenants of SWN Delaware.    SWN Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

(a) file the Certificate of Merger with the Secretary of State of the State of Delaware;

(b) file this Agreement, together with an executed articles of merger, as provided in Section 4-27-1105 of the ABCA, with the Secretary of State of the State of Arkansas; and

(c) take such other actions as may be required by the DGCL or the ABCA, including in respect of dissenting shareholders of SWN Arkansas.

5.2 Further Assurances.    From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of SWN Arkansas such deeds and other instruments, and there shall be taken or caused to be taken by the Surviving Corporation and SWN Arkansas such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by the Surviving Corporation, the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of SWN Arkansas and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of SWN Arkansas or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

5.3 Abandonment.    At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either SWN Arkansas or SWN Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of SWN Arkansas or the sole stockholder of SWN Delaware or both.

5.4 Amendment.    The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and Arkansas, provided that an amendment made subsequent to the adoption of this Agreement by the stockholder of either Constituent Corporation shall not unless approved by the stockholders as required by law: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

5.5 Dissenting Shareholders.    The Surviving Corporation will promptly pay to any dissenting shareholders of SWN Arkansas the amount, if any, to which they shall be entitled under Section 4-27-1301 et seq. of the Arkansas Business Corporation Act with respect to the rights of dissenting shareholders.

5.6 Agreement.    Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 2350 North Sam Houston Parkway East, Suite 300, Houston, Texas 77032.

5.7 Governing Law.    This Agreement shall be governed by the laws of the State of Delaware, excluding applicable conflict-of-laws principles, except to the extent the laws of the State of Arkansas must be applied pursuant to the relevant conflict-of-laws principles.

5.8 Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, together, shall constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the day and year first written above.

SOUTHWESTERN ENERGY COMPANY, an Arkansas corporation

By:
Name:
Title:

SOUTHWESTERN ENERGY COMPANY, a Delaware corporation

By:
Name:
Title:

ANNEX B

CERTIFICATE OF INCORPORATION

OF

SOUTHWESTERN ENERGY COMPANY

FIRST: The name of the Corporation is Southwestern Energy Company (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

FOURTH: (a) Authorized Capital Stock.    The total number of shares of stock which the Corporation shall have authority to issue is 550,000,000 shares of capital stock, consisting of (i) 540,000,000 shares of common stock, $0.01 par value (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

(b) No Cumulative Voting.    The holders of shares of Common Stock shall not have cumulative voting rights.

(c) No Preemptive or Subscription Rights.    No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(d) Preferred Stock.    The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions; provided, however, that no shares of any series of Preferred Stock shall be issued without the approval of the Company’s shareholders if (A) the voting rights of the shares of such series would be materially disproportionate to the voting rights of the shares of the Company’s Common Stock or (B) the shares of such series would be convertible into a materially disproportionate number of shares of Common Stock, in each case taking into account the issue price of the shares of such series and the fair market value of the shares of Common Stock at the time of such issuance.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b) The number of directors of the Company shall be fixed by the bylaws and may be increased or decreased from time to time in the manner specified therein; provided, however, that the number of directors shall not be less than three. Election of directors need not be by ballot.

(c) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(d) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. If the vacancy arose from an increase in the number of directors, the newly elected director will hold office until the next annual meeting or until his or her successor shall be elected and shall qualify. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding capital stock entitled to vote generally in the election of directors.

(e) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the Board of Directors or the stockholders; provided, however, that no By-Laws hereafter adopted by the Board of Directors or the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

TENTH: Unless otherwise required by law, Special Meetings of Stockholders, for any purpose or purposes, may only be called by (i) the Chairman of the Board of Directors, if there be one, (ii) the President, (iii) the Secretary, (iv) the Board of Directors or (v) holders of twenty-five percent (25%) or more of the voting shares of the Corporation.

ELEVENTH: Unless otherwise required by law, stockholders shall be permitted to act by written consent in lieu of a meeting if the consent is signed by the number of stockholders necessary to authorize such action at a meeting where all shares entitled to vote thereon were present and voted; provided, however, that if the stockholder action is on a proposal that would have the effect of increasing the Corporation’s capital stock or indebtedness, such action may only be taken by written consent without a meeting upon the unanimous consent of all the Corporation’s shareholders.

TWELFTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation’s By-Laws. The Corporation’s By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors.

THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed in this Certificate of Incorporation, the Corporation’s By-Laws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation.

FOURTEENTH: The name and mailing address of the Sole Incorporator is as follows:

Name:	Address:

[ ]	2350 North Sam Houston Parkway East, Suite 300 Houston, Texas 77032

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of February, 2006.

[                                         ]

Name: [                                        ]

Title: Sole Incorporator

ANNEX C

BY - LAWS

OF

SOUTHWESTERN ENERGY COMPANY

(A Delaware Corporation)

Effective [                    ], 2006

BY-LAWS

OF

SOUTHWESTERN ENERGY COMPANY

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

1.1 Registered Office.    The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

1.2 Other Offices.    The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings.    Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

2.2 Annual Meetings.    The Annual Meeting of Stockholders of the Corporation (the “Annual Meeting”) for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting.

2.3 Nature of Business at Meetings of Stockholders.    No business may be transacted at an Annual Meeting, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.3 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 2.3.

At any meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof to the Secretary of the Corporation. To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 nor more than 75 days prior to the meeting date; provided, however, that in the event that less than 45 days’ notice of the meeting date is given to stockholders, notice by the stockholder must be so received no later than the close of business on the 15th day following the day on which notice of the meeting date was mailed.

Such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting. The presiding officer of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he may so declare to the meeting and any such business not properly brought shall not be transacted. Notwithstanding the provisions of this paragraph, so long as the Corporation is subject to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), business consisting of a proposal properly included in the Corporation’s proxy statement with respect to a meeting pursuant to such Rule may be transacted at a meeting.

2.4 Nomination of Directors.    Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors at any Annual Meeting, or at any Special Meeting of Stockholders called for the purpose of electing directors, may be made (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.4 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.4.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 nor more than 75 days prior to the meeting date; provided, however, that in the event that less than 45 days’ notice of the meeting date is given to stockholders, notice by the stockholder must be so received no later than the close of business on the 15th day following the day on which notice of the meeting date was mailed. Such stockholder’s notice shall set forth (a) as to each nominee whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Corporation that are owned beneficially or of record by the nominee and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder and (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The presiding officer of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he may so declare to the meeting and the defective nomination shall be disregarded.

2.5 Special Meetings.    Unless otherwise required by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman, (ii) the President, (iii) the Secretary, (iv) the Board of Directors or (v) holders of twenty-five percent (25%) or more of the voting shares of the Corporation. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

2.6 Notice.    Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postage paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the date of such mailing. Any notice required to be given under these By-Laws may be waived by the person entitled thereto. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

2.7 Adjournments.    Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Article VI hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

2.8 Quorum.    Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.7 hereof, until a quorum shall be present or represented.

2.9 Voting.    Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question, with the exception of the election of directors, brought before any meeting of the stockholders shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock represented and entitled to vote thereat, voting as a single class. Directors shall be elected by a plurality of voting power of the total number of votes of the Corporation’s capital stock represented and entitled to vote thereat, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 2.12 of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 2.11 of this Article II. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.10 Proxies.    Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such telegram, cablegram or transmission, provided that any such telegram or cablegram must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing, telegram, cablegram or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing, telegram, cablegram or transmission for any and all purposes for which the original writing, telegram, cablegram or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing, telegram, cablegram or transmission.

2.11 List of Stockholders Entitled to Vote.    The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.12 Record Date.    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.13 Stock Ledger.    The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.11 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

2.14 Conduct of Meetings.    The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding officer of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

2.15 Inspectors of Election.    In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

ARTICLE III

DIRECTORS

3.1 Number, Quorum, Qualifications and Retirement.    (a) The Board of Directors shall consist of not less than six (6) nor more than ten (10) members. The number of directors shall be fixed from time to time by resolution of a majority of the entire Board, provided that changes in the size of the Board of more than thirty percent (30%) above or below the established range may only be adopted with the approval of holders of a majority of the Corporation’s outstanding voting stock. A majority of the directors shall constitute a quorum for the transaction of business. Directors need not be stockholders.

(b) Retired directors may be appointed to the position of director emeritus by the unanimous vote of the board or after having 20 years of service and shall be invited, but not required, to attend the Annual Meeting and shall be available for consultation with management as required. Only existing non-employee members of the board of directors are eligible to become directors emeriti. Employee members of the board of directors will become eligible for the position of director emeritus after their employee status has ended. Any director becoming a director emeritus is no longer eligible for election as a director. A director emeritus may resign at any time.

3.2 Vacancies.    Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of other directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

3.3 Duties and Powers.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

3.4 Meetings.    The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the

Board of Directors may be called by the Chairman, if there be one, the President, or by any two directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

3.5 Organization.    At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, a director chosen by a majority of the directors present, shall act as chairman. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the presiding officer of the meeting may appoint any person to act as secretary of the meeting.

3.6 Resignations and Removals of Directors.    Any director of the Corporation may resign at any time, by giving notice in writing to the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

3.7 Quorum.    Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

3.8 Actions of the Board by Written Consent.    Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

3.9 Meetings by Means of Conference Telephone.    Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.

3.10 Committees.    The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

3.11 Compensation.    The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. A director emeritus shall receive an annual fee of $2,000 for the remainder of his life and such health care benefits as the Corporation provides to its full time employees. No such payment shall preclude any director or director emeritus from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

3.12 Executive Committee.    The directors may appoint from their number an executive committee which may make its own rules of procedure and shall meet where and as provided by such rules, or by a resolution of the directors. A majority shall constitute a quorum, and in every case the affirmative vote of a majority of all the members of the committee shall be necessary to the adoption of any resolution. During the intervals between the meetings of the directors the executive committee shall have and may exercise all the powers of the directors in the management of the business and affairs of the Corporation, including power to authorize the seal of the Corporation to be affixed to all papers which may require it, in such manner as such committee shall deem best for the interests of the Corporation, in all cases in which specific directions shall not have been given by the directors.

ARTICLE IV

OFFICERS

4.1 General.    The officers of the Corporation may be a Chairman of the Board, which office may be filled by resolution of the Board of Directors, and shall be a President, one or more Vice Presidents, one or more of whom may be designated as Executive Vice President and shall have senior authority, a Secretary, a Treasurer, and such assistants and other officers as may from time to time be elected or appointed by the Board of Directors. Two or more offices may be held by the same person.

4.2 Chairman of the Board of Directors.    The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors; and by virtue of his office shall be a member of the executive committee. He shall have supervision of such matters as may be designated to him by the Board of Directors or the executive committee.

4.3 Vice Chairman of the Board of Directors.    The Vice Chairman of the Board of Directors shall be vested with all the powers and shall perform all the duties of the Chairman in the absence or disability of the latter unless or until the Board of Directors shall otherwise determine. He shall have such other powers and perform such other duties as shall be prescribed by the Board of Directors.

4.4 President.    The President shall, in the absence of a Chairman of the Board, preside at all meetings of the directors, and act as Chairman at, and call to order all meetings of the stockholders; and he shall have power to call special meetings of the stockholders and directors for any purpose or purposes, appoint and discharge, subject to the approval of the directors, employees and agents of the Corporation, make and sign contracts and agreements in the name and behalf of the Corporation, except that he be not authorized to dispose or encumber material assets of the Corporation without the authority of the Board of Directors, and while the directors and/or committees are not in session he shall have general management and control of the business and affairs of the Corporation; he shall see that the books, reports, statements and certificates required by the statute under which this Corporation is organized or any other laws applicable thereto are properly kept, made and filed according to law; and he shall generally do and perform all acts incident to the office of President, or which are authorized or required by law.

4.5 Vice President.    The Vice Presidents in the order of their seniority shall be vested with all the powers and shall perform all the duties of the President in the absence or disability of the latter, unless or until the directors shall otherwise determine. They shall have such other powers and perform such other duties as shall be prescribed by the directors.

4.6 Secretary.    The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors or stockholders upon whose requisition the meeting is called as provided in these By-Laws. He shall record all proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same. He shall be sworn to the faithful discharge of his duties.

4.7 Assistant Secretary.    The Assistant Secretary shall be vested with the powers and shall perform all the duties of Secretary in the absence or disability of the latter, unless or until the directors shall otherwise determine. He shall have such other powers and perform such other duties as shall be prescribed by the directors.

4.8 Treasurer.    The Treasurer shall have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the Corporation; he shall receive and give or cause to be given receipts and acquittances for moneys paid in on account of the Corporation and shall pay out of the funds on hand all just debts of the Corporation of whatever nature upon maturity of the same; he shall enter or cause to be entered in books of the Corporation to be kept for that purpose full and accurate accounts of all monies received and paid out on account of the Corporation, and, whenever required by the President or the Board of Directors, he shall render a statement of his cash accounts. He shall, unless otherwise determined by the Board of Directors, have charge of the original stock books, transfer books and stock ledgers and act as transfer agent in respect of the stock and securities of the Corporation; he shall prepare and submit from time to time to the Board of Directors financial, cash and operating budgets or estimates; he shall prepare and submit such other financial data and information as he shall be directed to by the Board of Directors; and he shall perform all of the other duties incident to the office of Treasurer. He shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

4.9 Assistant Treasurer.    The Assistant Treasurer shall be vested with all the powers and shall perform all the duties of Treasurer in the absence or disability of the latter, unless or until the directors shall otherwise determine. He shall have such other powers and perform such other duties as shall be prescribed by the directors.

4.10 Controller.    The Corporate Controller shall be responsible for directing the Corporation’s accounting functions. Specific areas include the development and maintenance of planning and budgeting systems, analysis and interpretation of trends requiring management’s attention, the preparation of financial and management reports and procedures, and senior management. Ancillary responsibilities include the supervision of external auditors, and participation in the planning and execution of the utility rate cases.

4.11 Other Officers.    Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

4.12 Voting Securities Owned by the Corporation.    Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE V

STOCK

5.1 Form of Certificates.    Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (i) by the Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

5.2 Signatures.    Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.3 Lost Certificates.    The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

5.4 Transfers.    Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

5.5 Dividend Record Date.    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.6 Record Owners.    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

5.7 Transfer and Registry Agents.    The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VI

NOTICES

6.1 Notices.    Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

6.2 Waivers of Notice.    Whenever any notice is required by applicable law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.

ARTICLE VII

GENERAL PROVISIONS

7.1 Dividends.    Dividends upon the capital stock of the Corporation, subject to the requirements of the General Corporation Law of the State of Delaware (the “DGCL”) and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 3.8 hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

7.2 Disbursements.    All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.3 Fiscal Year.    The fiscal year of the Corporation shall end on December 31 of each year unless changed by resolution of the Board of Directors.

7.4 Corporate Seal.    The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

8.1 Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.    Subject to Section 8.3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

8.2 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.    Subject to Section 8.3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.3 Authorization of Indemnification.    Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 8.1 and 8.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the

Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

8.4 Good Faith Defined.    For purposes of any determination under Section 8.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 8.1 and 8.2, as the case may be.

8.5 Indemnification by a Court.    Notwithstanding any contrary determination in the specific case under Section 8.3, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 8.1 and 8.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 8.1 and 8.2, as the case may be. Neither a contrary determination in the specific case under Section 8.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 8.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

8.6 Expenses Payable in Advance.    Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

8.7 Nonexclusivity of Indemnification and Advancement of Expenses.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these By-Laws, any agreement, a vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 8.1 and 8.2 shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 8.1 and 8.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

8.8 Insurance.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

8.9 Certain Definitions.    For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “other enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

8.10 Survival of Indemnification and Advancement of Expenses.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.11 Indemnification of Employees and Agents.    The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

ARTICLE IX

AMENDMENTS

9.1 Amendments.    These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of the stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of at least a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

9.2 Entire Board of Directors.    As used in this Article IX and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

*                            *                             *

Adopted as of: [                    ], 2006

ANNEX D

ARKANSAS BUSINESS CORPORATION ACT OF 1987

SUBCHAPTER 13

DISSENTERS’ RIGHTS

RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

4-27-1301. DEFINITIONS.

In this subchapter:

1. “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;

2. “Dissenter” means a shareholder who is entitled to dissent from corporate action under ss. 4-27-1302 and who exercises that right when and in the manner required by ss.ss. 4-27-1320 – 4-27-1328;

3. “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

4. “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances;

5. “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation;

6. “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder;

7. “Shareholder” means the record shareholder or the beneficial shareholder.

4-27-1302. RIGHT OF DISSENT.

A. A shareholder is entitled to dissent from and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

1. Consummation of a plan of merger to which the corporation is a party:

(i) If shareholder approval is required for the merger by ss. 4-27-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

(ii) If the corporation is a subsidiary that is merged with its parent under ss. 4-27-1104;

2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

4. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:

(i) Alters or abolishes a preferential right of the shares;

(ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under ss. 4-27-604; or

5. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

B. A shareholder entitled to dissent and obtain payment for his shares under this subchapter may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

4-27-1303. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

A. A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

B. A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:

1. He submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS

4-27-1320. NOTICE OF DISSENTERS’ RIGHTS.

A. If proposed corporate action creating dissenters’ rights under ss. 4-27-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

B. If corporate action creating dissenters’ rights under ss. 4-27-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in ss. 4-27-1322.

4-27-1321. NOTICE OF INTENT TO DEMAND PAYMENT.

A. If proposed corporate action creating dissenters’ rights under ss. 4-27-1302 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights.

(1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2) Must not vote his shares in favor of the proposed action.

B. A shareholder who does not satisfy the requirements of subsection A. of this section is not entitled to payment for his shares under this subchapter.

4-27-1322. DISSENTERS’ NOTICE.

A. If proposed corporate action creating dissenters’ rights under ss. 4-27-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of ss. 4-27-1321.

B. The dissenters’ notice must be sent no later than ten (10) days after the corporate action was taken, and must:

(1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

(4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the notice required by subsection A. of this section is delivered; and

(5) Be accompanied by a copy of this subchapter.

4-27-1323. DUTY TO DEMAND PAYMENT.

A. A shareholder sent a dissenters’ notice described in ss. 4-27-1322 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to ss. 4-27-1322B.3, and deposit his certificates in accordance with the terms of the notice.

B. The shareholder who demands payment and deposits his share certificates under subsection A. of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

C. A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this subchapter.

4-27-1324. SHARE RESTRICTIONS.

A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under ss. 4-27-1326.

B. The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

4-27-1325. PAYMENT.

A. Except as provided in ss. 4-27-1327, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with ss. 4-27-1323 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

B. The payment must be accompanied by:

(1) The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2) A statement of the corporation’s estimate of the fair value of the shares;

(3) An explanation of how the interest was calculated;

(4) A statement of the dissenter’s right to demand payment under ss. 4-27-1328; and

(5) A copy of this subchapter.

4-27-1326. FAILURE TO TAKE ACTION.

A. If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

B. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under ss. 4-27-1322 and repeat the payment demand procedure.

4-27-1327. AFTER-ACQUIRED SHARES.

A. A corporation may elect to withhold payment required by ss. 4-27-1325 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

B. To the extent the corporation elects to withhold payment under subsection A. of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under ss. 4-27-1328.

4-27-1328. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under ss. 4-27-1325), or reject the corporation’s offer under ss. 4-27-1327 and demand payment of the fair value of his shares and interest due, if:

(1) The dissenter believes that the amount paid under ss. 4-27-1325 or offered under ss. 4-27-1327 is less than the fair value of his shares or that the interest due is incorrectly calculated;

(2) The corporation fails to make payment under ss. 4-27-1325 within sixty (60) days after the date set for demanding payment; or

(3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A. of this section within thirty (30) days after the corporation made or offered payment for his shares.

JUDICIAL APPRAISAL OF SHARES

4-27-1330. COURT ACTION.

A. If a demand for payment under ss. 4-27-1328 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

B. The corporation shall commence the proceeding in the circuit court of the county where the corporation’s principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

C. The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

D. The jurisdiction of the court in which the proceeding is commenced under subsection B. of this section is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

E. Each dissenter made a party to the proceeding is entitled to judgment:

(1) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

(2) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under ss. 4-27-1327.

4-27-1331. COURT COSTS AND COUNSEL FEES.

A. The court in an appraisal proceeding commenced under ss. 4-27-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ss. 4-27-1328.

B. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of ss.ss. 4-27-1320 – 4-27-1328; or

2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

ANNEX E

POLICY ON CONFIDENTIAL VOTING

1. All proxies, ballots and other voting materials or compilations (collectively, “Voting Records”) that identify specific holders of record or beneficially of any class of stock of Southwestern Energy Company, a Delaware corporation (the “Corporation”), entitled to vote at any annual or special meeting of the Corporation and the manner in which such holders voted shall be kept permanently confidential and shall not be disclosed to any entity or person, including the directors, officers, employees or stockholders of the Corporation. except (i) to allow the tabulator of the vote to tabulate and certify the vote, (ii) to comply with federal or state law, including the order of any court, department or agency having jurisdiction over the Corporation, and to assert or defend claims for or against the Corporation, (iii) in connection with a contested proxy solicitation; (iv) in the event a stockholder has made a written comment on a proxy card or ballot, or (v) if a stockholder expressly requests disclosure of his or her vote. Proxy cards shall be returned in envelopes addressed to the tabulator of the vote.

Notwithstanding the foregoing, the tabulator of the vote may report to the Corporation the aggregate number of shares voted with respect to any matter and whether (but not how) a stockholder has voted and shall report to the Corporation any written comments on any Voting Records, including the names and addresses of the stockholders making the comments.

2. The receipt and tabulation of the Voting Records and the performance of the duties of the inspector of elections shall be by one or more parties independent of the Corporation, its Board of Directors and any stockholder owning of record or beneficially ten percent (10%) or more of the voting securities of the Corporation. For the purposes of performing the foregoing functions, the Corporation’s Registrar and Stock Transfer Agent and its employees shall be deemed to be independent.

3. Any party receiving or tabulating the Voting Records and any person serving as an inspector of elections shall be given a copy of this policy and shall sign a statement acknowledging receipt of this policy and the obligation to comply with it.

4. In the event of a contested proxy solicitation, if the Corporation and the party opposing the Board of Directors’ solicitation agree in writing to be bound by mutually acceptable confidentiality procedures, including procedures with respect to validation of the Voting Records, then such procedures shall apply to such contested proxy solicitation.

5. This policy shall not operate to impair the free and voluntary communication between the Corporation and its stockholders, including the disclosure by stockholders of the nature of their votes.

AE-1

[BARCODE]

[B A R C O D E]	MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
	[BARCODE]	C 1234567890 J N T [BARCODE]

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors, FOR the election of nominees and FOR proposals 2, 3 and 4.

A	Election of Directors
1.	The election of six (6) directors to serve until the 2007 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

	For	Withhold		For	Withhold		For	Withhold

1 - Lewis E. Epley, Jr.	☐	☐	2 - Robert L. Howard	☐	☐	3 - Harold M. Korell	☐	☐

4 - Vello A. Kuuskraa	☐	☐	5 - Kenneth R. Mourton	☐	☐	6 - Charles E. Scharlau	☐	☐

☐	For, with exercise of cumulative voting privilege. Indicate number of votes cast for each nominee.

B	Proposals

		For	Against	Abstain
2.	The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006;	☐	☐	☐

3.	The approval of the reincorporation of the Company in the State of Delaware;	☐	☐	☐

4.	The approval of an increase in the number of authorized shares of common stock from 220,000,000 shares to 540,000,000 shares; and	☐	☐	☐

5.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

C	Comments

Mark the box to the right with an X if you have made any comments below.	☐

D	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Note: Please sign exactly as names appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

1 U P X	C O Y	+

Proxy

SOUTHWESTERN ENERGY COMPANY

2350 N. SAM HOUSTON PARKWAY EAST, SUITE 300

HOUSTON, TEXAS 77032

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Kenneth R. Mourton and Charles E. Scharlau as Proxies, with power of Substitution, and hereby authorizes them to represent and to vote, as designed on the reverse side, all the shares of Common Stock of Southwestern Energy Company held of record by the undersigned on March 24, 2006, at the Annual Meeting of Shareholders to be held on May 25, 2006, or any adjournment or adjournments thereof.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. This proxy is revocable at any time before it is exercised, the signer retaining the right to attend the meeting and vote in person.

Dear Shareholder,

Shareholders of Southwestern Energy Company can take advantage of several services available through our transfer agent, Computershare Trust Company, N.A. These services include:

DirectService Investment Program

Shareholders may purchase or sell Southwestern Energy Company stock directly through the Program rather than dealing with a broker. Automatic investment allows you to purchase additional shares on a regular basis by authorizing Computershare to electronically debit your checking or savings account each month. Shareholders can deposit certificates to be held on account for safekeeping, request a certificate for shares held on account or transfer shares to others.

Vote-by-Internet

Shareholders may vote their shares via the Internet by following the directions on the reverse side of this card. Votes may be cast via Internet up until 11:59 p.m. on the day before the Annual Meeting.

Internet Account Access

Shareholders may access their accounts on-line at www.computershare.com\equiserve. Through Account Access you will have the ability to view your holdings, request address changes, certify tax identification numbers, and buy or sell shares.

Transfer Agent Contact Information

Computershare Trust Company, N.A.	Telephone Inside the USA:	(800) 446-2617
P.O. Box 43069	Telephone Outside the USA:	(781) 575-2723
Providence, RI 02940-3069	TDD/TYY for Hearing Impaired	(800) 952-9245

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Local Time, on May 24, 2006.

THANK YOU FOR VOTING